Exhibit 10.1

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

AIA® Document A102TM — 2007

Standard Form of Agreement Between Owner and Contractor where the basis of payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price

AGREEMENT made as of the ~~January~~May day of ~~Tenth~~17th in the year Two Thousand Twelve

(In words, indicate day, month and year.)

BETWEEN the Owner:

(Name, legal status, address and other information)

Pacira Pharmaceuticals, Inc.

10450 Science Center Drive

San Diego, CA 92121

and the Contractor:

(Name, legal status, address and other information)

DPR Construction, A General Partnership~~Inc.~~

5010 Shoreham Place

San Diego, CA 92122

for the following Project:

(Name, location and detailed description)

Pacira ~~Suite~~  — B1 45L Production Suite C Restart

10450 Science Center Drive

San Diego, CA 92121

DPR Job No.D1-A11035-00

The Architect:

(Name, legal status, address and other information)

Ferguson Pape Baldwin Architects

4499 Ruffin Road, Suite 300

San Diego, CA 92123

The Prime Consultant is:

(Name, address and other information)

Clark, Richardson & Biskup Consulting Engineers, Inc.

7410 NW Tiffany Springs Parkway, Suite 100

Kansas City, MO 64153

The Owner and Contractor agree as follows.

ADDITIONS AND DELETIONS: The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

This document is not intended for use in competitive bidding.

AIA Document A201TM—2007, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

ELECTRONIC COPYING of any portion of this AIA®  Document to another electronic file is prohibited and constitutes a violation of copyright laws as set forth in the footer of this document.

AIA Document A102TM — 2007 (formerly A111TM — 1997). Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 14:56:24 on 03/09/2010 under Order No.7967260573_1 which expires on 03/01/2011, and is not for resale.

User Notes: Error! Unknown document property name.	(1383295333)

TABLE OF ARTICLES

1	THE CONTRACT DOCUMENTS

2	THE WORK OF THIS CONTRACT

3	RELATIONSHIP OF THE PARTIES

4	DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

5	CONTRACT SUM

6	CHANGES IN THE WORK

7	COSTS TO BE REIMBURSED

8	COSTS NOT TO BE REIMBURSED

9	DISCOUNTS, REBATES AND REFUNDS

10	SUBCONTRACTS AND OTHER AGREEMENTS

11	ACCOUNTING RECORDS

~~12~~	~~PAYMENTS~~

13	DISPUTE RESOLUTION

14	TERMINATION OR SUSPENSION

15	MISCELLANEOUS PROVISIONS

16	ENUMERATION OF CONTRACT DOCUMENTS

17	INSURANCE AND BONDS

ARTICLE 1   THE CONTRACT DOCUMENTS

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement, all of which form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. If anything in the other Contract Documents, other than a Modification, or an Exhibit to this Agreement, is inconsistent with this Agreement, this Agreement shall govern. In the event of any conflict between the provisions of this Agreement and any Exhibit hereunto, the terms of the Exhibit shall govern. Wherever the term “Architect” appears in the Contract Documents, it shall mean “Prime Consultant” or “Clark, Richardson & Biskup Consulting Engineers, Inc.”  Wherever the term “architecture” appears in the Contract Documents, it shall mean “architecture/engineering.”

ARTICLE 2   THE WORK OF THIS CONTRACT

The Contractor shall fully execute the Work described in the Contract Documents, except as specifically indicated in the Contract Documents to be the responsibility of others.

§ 2.1 The Owner acknowledges that the services to be provided by the Contractor under this Contract shall not constitute those of an architect or engineer nor impose on the Contractor any obligation to assume or perform on behalf of the Owner the professional responsibilities, duties, services and activities for which the Owner has contracted with the Architect; nor shall the Owner impose on the Contractor any liability with respect thereto.

§ 2.2 The Contractor shall not be responsible or liable in connection with the design of the Work nor for the failure of the Architect to provide the required designs.  The Contractor, in performing his duties, does not relieve the Architect from any responsibilities for services contained in the Agreement between the Owner and Architect; nor shall the Contractor incur any liability for non-performance of such services by the Architect.

§ 2.3 The Contractor shall notify the Owner and Architect promptly, in writing, if he becomes aware that necessary designs are lacking and shall not proceed with such part of the Work until so directed by Owner.

ARTICLE 3   RELATIONSHIP OF THE PARTIES

The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and exercise the Contractor’s skill and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to furnish at all times an adequate supply of workers and materials; and to perform the Work in an expeditious and economical manner consistent with the Owner’s interests. The Owner agrees to furnish and approve, in a timely manner, information required by the Contractor and to make payments to the Contractor in accordance with the requirements of the Contract Documents.

ARTICLE 4   DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

§ 4.1

(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

§4.1.1  The date of commencement of the construction of the Work shall be the later date of; (i) date of confirmation of Owner’s funding for the Project if applicable;  (ii) date of receipt of a valid building permit;  (iii) date of receipt of an acceptable builder’s risk insurance policy; and (iv) within three days (3)  days of receipt of a written Notice to Proceed

~~If, prior to commencement of the Work, the Owner requires time to file mortgages and other security interests, the Owner’s time requirement shall be as follows:~~

§4.1.2  Included in the Contract Time and Guaranteed Maximum Price are zero (0) work days which are anticipated to be lost due to inclement weather. The Contractor will advise the Owner monthly as to the status of the delays claimed to be lost due to inclement weather. At such time as the accumulated number of lost days exceeds the allotment of zero (0) days, that difference shall constitute a time extension and the Owner shall issue a Change Order to this Contract extending the Contract Time the required number of days and adjusting the Guaranteed Maximum Price (including the Contractor’s Fee) by a reasonable amount agreeable to the Contractor and Owner the delay has cost.

§ 4.2 The Contract Time shall be measured from the date of commencement.

§ 4.3 The Contractor shall achieve Substantial Completion on or before October 4th, 2012.~~November 29, 2010.~~

§ 4.4  In the event that the Contractor shall fail to achieve Substantial Completion within the Contract Time, subject to extensions of time to which it is entitled, Contractor shall be liable to Owner for liquidated damages of $500.00 per day (the “Per Diem Liquidated Damages”) until such date as Contractor shall achieve Substantial Completion, provided that following the initial fourteen (14) days of such continued failure (each 14 day delay period, a “Delay Period”), and upon the commencement of each Delay Period thereafter, the Per Diem Liquidated Damages shall be increased by $500.00. In the interest of clarity and by way of example, the Per Diem Liquidated Damages during the first Delay Period shall equal $500.00 per day; the Per Diem Liquidated Damages during the second Delay Period shall equal $1,000.00 per day; the Per Diem Liquidated Damages during the third Delay Period shall equal $1,500.00 per day; and so on. Recovery of such liquidated damages shall be Owner’s sole and exclusive remedy in the event of Contractor’s unexcused delay in achieving Substantial Completion (with respect to such delay only). The parties acknowledge that: (i) it would be impracticable to fix the actual damages suffered by Owner as a result of such delay; and (ii) the amount of the liquidated damages represents a fair and reasonable compensation to Owner for such delay.

ARTICLE 5   CONTRACT SUM

§ 5.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor’s performance of the Contract. The Contract Sum is the Cost of the Work as defined in Article 7 plus the Contractor’s Fee.

§ 5.1.1 The Contractor’s Fee shall be the amount of Four~~Three and a half~~ percent (4~~3.5~~%) of the estimated Cost of the Work of the Guaranteed Maximum Price. At the time of acceptance of the Guaranteed Maximum Price, such Contractor’s Fee shall be converted to a stipulated amount,

(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor’s Fee.)

§ 5.1.2 The method of adjustment of the Contractor’s Fee for changes in the Work:

§ 5.1.2.1  For additive changes in the Guaranteed Maximum Price (GMP), the Fee will be increased by 4~~3.5~~ % of the cost of the change, pursuant to the provisions of Article 7 of the A201 — 2007 General Conditions.

§ 5.1.2.2  For deductive changes~~, there shall be no change in Fee~~, the Fee will be decreased by 4~~3.5~~ % of the cost of the change, pursuant to the provisions of Section 7 of the General Conditions.

§ 5.1.3 Limitations, if any, on a Subcontractor’s overhead and profit for increases in the cost of its portion of the Work:

Subcontractor’s mark-ups for overhead and profit shall be limited to a maximum of fifteen percent (15%) for all trades. ~~except instrumentation and controls which will be limited to twenty percent (20%).~~

§ 5.1.5 Unit prices, if any:

(Identify and state the unit price; state the quantity limitations, if any, to which the unit price will be applicable.)

Item	Units and Limitations	Price Per Unit ($ 0.00)
N/A

§ 5.2 GUARANTEED MAXIMUM PRICE

§ 5.2.1 The Contract Sum is guaranteed by the Contractor not to exceed Seven Million Six Hundred Seventy Nine Thousand Nine Hundred Eighty Five Dollars ($7,679,985), as GMP estimate 3.3 dated 11/18/11, subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner. The Owner shall be entitled to 100% of any project saving.

(Insert specific provisions if the Contractor is to participate in any savings.)

§ 5.2.2 The Guaranteed Maximum Price is based on the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner: No Alternates will be included.

(State the numbers or other identification of accepted alternates. If bidding or proposal documents permit the Owner to accept other alternates subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when the amount expires.)

§ 5.2.3 Allowances included in the Guaranteed Maximum Price, if any: See Exhibit E — Guaranteed Maximum Price (GMP), Section 3

(Identify allowance and state exclusions, if any, from the allowance price.)

Item	Price

§ 5.2.4 Assumptions, if any, on which the Guaranteed Maximum Price is based:

The GMP is based upon the assumption as identified in the ‘Basis of Estimate,’ section one (1) of the GMP.

§ 5.2.5 To the extent that the Drawings and Specifications are anticipated to require further development by the Architect, the Contractor has provided in the Guaranteed Maximum Price for such further development consistent with the Contract Documents and reasonably inferable therefrom.  Such further development does not include such things as changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.

§ 5.3 Construction Contingency

§ 5.3.1   The amount for Construction Contingency is included in the Guaranteed Maximum Price as an amount to be applied at Contractor’s discretion, to defray contractually allowable costs, including General Conditions, for which the Contractor is not otherwise entitled to a Change Order increasing the Contract Sum. Examples of allowable uses of Construction Contingency include, but are not limited to, scope gaps in buyout of the Work, market-driven price fluctuations, non-compensable delays, errors in the Work not caused by the negligence of the Contractor or its Subcontractors, necessary increases to prior negotiated or awarded subcontracts or purchase orders, and cleanup or repair of damage to the Work not identifiable to a particular contractor. Construction Contingency is not to be used to defray costs for which Contractor is entitled to an increase in the Guaranteed Maximum Price or Contract Sum by Change Order, such as for design changes or design corrections.

ARTICLE 6   CHANGES IN THE WORK

§ 6.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Section 7.3.3 of AIA Document A201—2007, General Conditions of the Contract for Construction.

§ 6.2 In calculating adjustments to subcontracts (except those awarded with the Owner’s prior consent on the basis of cost plus a fee), the terms “cost” and “fee” as used in Section 7.3.3.3 of AIA Document A201—2007 and the term “costs” as used in Section 7.3.7 of AIA Document A201—2007 shall have the meanings assigned to them in AIA Document A201—2007 and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner’s prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

§ 6.3 In calculating adjustments to the Guaranteed Maximum Price, the terms “cost” and “costs” as used in the above-referenced provisions of AIA Document A201—2007 shall mean the Cost of the Work as defined in Article 7 of this Agreement and the term “fee” shall mean the Contractor’s Fee as defined in Section 5.1.1 of this Agreement.

§ 6.4 If no specific provision is made in Article 5 for adjustment of the Contractor’s Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Article 5 will cause substantial inequity to the Owner or Contractor, the Contractor’s Fee shall be equitably adjusted on the same basis that was used to establish the Fee for the original Work, and the Guaranteed Maximum Price shall be adjusted accordingly.

ARTICLE 7   COSTS TO BE REIMBURSED

§ 7.1 COST OF THE WORK

§ 7.1.1 The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7. Wherever the Contract Documents state that the Contractor shall perform any Work or incur any expense, it shall be understood to mean, in the absence of specific language to the contrary in this Contract, that the Cost thereof shall be included in the Cost of the Work payable by the Owner.

§ 7.1.2 Where any cost is subject to the Owner’s prior approval, the Contractor shall obtain this approval prior to incurring the cost. The parties shall endeavor to identify any such costs prior to executing this Agreement.

§ 7.2 LABOR COSTS

§ 7.2.1 Labor Wages of construction workers directly employed by the Contractor at the fixed rates of Exhibit B to perform the construction of the Work at the site or, with the Owner’s prior approval, at off-site workshops, or performing the Work at the fixed rates defined in Exhibit ‘B’ hereto.

§ 7.2.2  Labor wages or salaries of Contractor’s supervisory and administrative personnel at the fixed rates of Exhibit B when stationed at the site and labor for Contractor’s project management, preconstruction services, scheduling services, engineering, design or BIM services, MEP Coordinators, safety, manpower planning, accounting, purchasing, estimating, information technology services and data processing, whether performed at the site or in the Contractor’s offices, all at the fixed rates defined in Exhibit ‘B’ hereto.

(If it is intended that the wages or salaries of certain personnel stationed at the Contractor’s principal or other offices shall be included in the Cost of the Work, identify in Article 15, the personnel to be included, whether for all or only part of their time, and the rates at which their time will be charged to the Work.)

§ 7.2.3 Labor Rates of the Contractor’s supervisory or administrative personnel at the fixed rates of Exhibit B when engaged at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

§ 7.2.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Sections 7.2.1 through 7.2.3.

§ 7.2.5 Bonuses, profit sharing, incentive compensation and any other discretionary payments paid to anyone hired by the Contractor or paid to any Subcontractor or vendor, with the Owner’s prior approval.

§ 7.2.6  All of the costs referred to in paragraphs 7.2.1 through 7.2.5 are included in the fixed rates listed on Exhibit ‘B’ to this Agreement between the Owner and Contractor.  Said rates establish the hourly amount the Contractor will bill and the Owner will pay for the Work to be performed by the Contractor’s own forces for this project.

§ 7.3 SUBCONTRACT COSTS

Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

§ 7.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION

§ 7.4.1 Costs, including transportation and storage, of materials and equipment incorporated or to be incorporated in the completed construction.

§ 7.4.2 Costs of materials described in the preceding Section 7.4.1 in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become the Owner’s property at the completion of the Work or, at the Owner’s option, shall be sold by the Contractor. Any amounts realized from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

§ 7.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

§ 7.5.1 Costs of transportation, storage, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment and hand tools not customarily owned by construction workers that are provided by the Contractor at the site and fully consumed in the performance of the Work. Costs of materials, supplies, temporary facilities, machinery, equipment and tools that are not fully consumed shall be based on the cost or value of the item at the time it is first used on the Project site less the value of the item when it is no longer used at the Project site. Costs for items not fully consumed by the Contractor shall mean fair market value.

§ 7.5.2 Rental charges for temporary facilities, machinery, equipment and hand tools not customarily owned by construction workers that are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs, dismantling and removal. Rates and quantities of equipment rented shall be subject to the Owner’s prior approval, or at rental rates consistent with those prevailing in the area.

The total rental cost of any Contractor-owned item may not exceed the purchase price of any comparable item. Rates of Contractor-owned equipment and quantities of equipment shall be subject to the Owner’s prior approval.

§ 7.5.3 Costs of disposal, recycling and/or removal of debris from the site of the Work and its proper and legal disposal.

§ 7.5.4 Costs of document reproductions, facsimile transmissions, cellular and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office. In addition, utility consumption costs, including, but not limited to, water, steam, gas, oil, electricity, winterizing and temporary toilets.

§ 7.5.5 Costs of materials and equipment suitably stored off the site at a mutually acceptable location, subject to the Owner’s prior approval.

§ 7.5.6 That portion of the reasonable expenses of the Contractor’s personnel incurred while traveling in discharge of duties connected with the Work.

§ 7.6 MISCELLANEOUS COSTS

§ 7.6.1 Premiums for that portion of insurance and bonds required by the Contract Documents that can be directly attributed to this Contract at the fixed rates of Exhibit B.. Self-insurance for either full or partial amounts of the coverages required by the Contract Documents, with the Owner’s prior approval. Contract and all insurance deductibles attributable to a loss not caused by the negligence of the Contractor or Subcontractors. See the attached Exhibit B — Contractor’s Fixed Rates. ~~The attributable portion of premiums for Contractor — furnished Contractor’s Insurance is fixed at $11.50 per thousand dollars of Contract Value.~~

§ 7.6.1.1 The Contractor shall have the right to provide subcontractor default insurance for eligible Projects.

§ 7.6.2 Sales, use or similar taxes imposed by a governmental authority that are related to the Work and for which the Contractor is liable.

§ 7.6.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

§ 7.6.4 Fees of laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Section 13.5.3 of AIA Document A201—2007 or by other provisions of the Contract Documents, and which do not fall within the scope of Section 7.7.3.

§ 7.6.5 Royalties and license fees paid with the Owner’s consent for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement of the Contract Documents; and payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner’s consent. However, such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Contractor’s Fee or subject to the Guaranteed Maximum Price. If such royalties, fees and costs are excluded by the last sentence of Section 3.17 of AIA Document A201—2007 or other provisions of the Contract Documents, then they shall not be included in the Cost of the Work.

§ 7.6.6 Costs for electronic equipment and software, directly related to the Work.

§ 7.6.7 Deposits lost for causes other than the Contractor’s negligence or failure to fulfill a specific responsibility to the Owner as set forth in the Contract Documents.

§ 7.6.8 ~~Legal, mediation and arbitration costs, including attorneys’ fees, other than those arising from disputes between the Owner and Contractor, reasonably incurred by the Contractor after the execution of this Agreement in the performance of the Work and with the Owner’s prior approval, which shall not be unreasonably withheld.~~ Expenses incurred in accordance with the Contractor’s standard personnel policy for relocation and temporary living allowances of personnel required for the Work, if approved by the Owner.

~~§ 7.6.9 Subject to the Owner’s prior approval, expenses incurred in accordance with the Contractor’s standard written personnel policy for relocation and temporary living allowances of the Contractor’s personnel required for the Work.~~

§ 7.6.10 That portion of the reasonable expenses of the Contractor’s supervisory or administrative personnel incurred while traveling in discharge of duties connected with the Work.

§ 7.7 OTHER COSTS AND EMERGENCIES

§ 7.7.1 Other costs incurred in the performance of the Work if, and to the extent, approved in advance in writing by the Owner.

§ 7.7.1.1 Job costs due to delays and extensions of time beyond Contractor’s control, as defined in Article 8.3 of the AIA Document A201—2007.  Such costs shall be treated as increases in the Contract Sum and the Guaranteed Maximum Price (GMP) shall be equitably adjusted, including Fee, pursuant to Article 5.1.4.

§ 7.7.1.2 All costs and fees associated with altering of public utilities, protection and repairs of adjoining property, and rental property for storage of materials to be incorporated in the Work.

§ 7.7.1.3 Except for the instances where payments, expenses or work are required as a result of the Contractor’s failure to perform its obligations under this Contract (in which case such payments, expenses, and/or Work shall be the Contractor’s sole responsibility), whenever this Contract or a governmental agency having jurisdiction over the Project require that the Contractor make any payment, incur any expense or perform any Work, it will be understood to mean, in the absence of specific language to the contrary that such payment, expense and/or Work shall be included in the Cost of the Work to be reimbursed.

§ 7.7.2 Costs due to emergencies incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Section 10.4 of AIA Document A201—2007.

~~§ 7.7.3 Costs of repairing or correcting damaged or nonconforming Work executed by the Contractor, Subcontractors or suppliers, provided that such damaged or nonconforming Work was not caused by negligence or failure to fulfill a~~

~~specific responsibility of the Contractor and only to the extent that the cost of repair or correction is not recovered by the Contractor from insurance, sureties, Subcontractors, suppliers, or others.~~

§ 7.8 RELATED PARTY TRANSACTIONS

§ 7.8.1 For purposes of Section 7.8, the term “related party” shall mean a parent, subsidiary, affiliate or other entity having common ownership or management with the Contractor; any entity in which any stockholder in, or management employee of, the Contractor owns any interest in excess of ten percent in the aggregate; or any person or entity which has the right to control the business or affairs of the Contractor. The term “related party” includes any member of the immediate family of any person identified above.

§ 7.8.2 If any of the costs to be reimbursed arise from a transaction between the Contractor and a related party, the Contractor shall notify the Owner of the specific nature of the contemplated transaction, including the identity of the related party and the anticipated cost to be incurred, before any such transaction is consummated or cost incurred. If the Owner, after such notification, authorizes the proposed transaction, then the cost incurred shall be included as a cost to be reimbursed, and the Contractor shall procure the Work, equipment, goods or service from the related party, as a Subcontractor, according to the terms of Article 10. If the Owner fails to authorize the transaction, the Contractor shall procure the Work, equipment, goods or service from some person or entity other than a related party according to the terms of Article 10.

ARTICLE 8   COSTS NOT TO BE REIMBURSED

§ 8.1 The Cost of the Work shall not include the items listed below:

.1                     Salaries and other compensation of the Contractor’s personnel stationed at the Contractor’s principal office or offices other than the site office, except as specifically provided in Section 7.2. or as may be provided in Article 15;

.2                     Expenses of the Contractor’s principal office and offices other than the site office, except as may be expressly included in Article 7

.3                     Overhead and general expenses, except as may be expressly included in Article 7;

.4                     The Contractor’s capital expenses, including interest on the Contractor’s capital employed for the Work;

.5                     Except as provided in Section 7.7.3 of this Agreement, costs due to the negligence or failure of the Contractor, Subcontractors and suppliers or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable to fulfill a specific responsibility of the Contract;

.6                     Any cost not specifically and expressly described in Article 7; and

.7                     Costs, other than costs included in Change Orders approved by the Owner, that would cause the Guaranteed Maximum Price to be exceeded including any penalties imposed by any governmental authority due to negligence of Contractor or its Subcontractors.

ARTICLE 9   DISCOUNTS, REBATES AND REFUNDS

§ 9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall ~~make provisions~~ use reasonable efforts so that they can be obtained.

§ 9.2 Amounts that accrue to the Owner in accordance with the provisions of Section 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

ARTICLE 10   SUBCONTRACTS AND OTHER AGREEMENTS

§ 10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor’s own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Owner may designate specific persons from whom, or entities from which, the Contractor shall obtain bids. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the

Work and shall deliver such bids to the Architect. The Owner shall then determine, with the advice of the Contractor and the Architect, which bids will be accepted. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

§ 10.2 If a specific bidder among those whose bids are delivered by the Contractor to the Architect (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid that conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

§ 10.3 Subcontracts or other agreements shall conform to the applicable payment provisions of this Agreement, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner. If the Subcontract is awarded on a cost-plus a fee basis, the Contractor shall provide in the Subcontract for the Owner to receive the same audit rights with regard to the Subcontractor as the Owner receives with regard to the Contractor in Article 11, below.

ARTICLE 11   ACCOUNTING RECORDS

The Contractor shall keep full and detailed records and accounts related to the cost of the Work and exercise such controls as may be necessary for proper financial management under this Contract and to substantiate all costs incurred. The accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner’s auditors shall, during regular business hours and upon reasonable notice, be afforded access to, and shall be permitted to audit and copy, the Contractor’s records and accounts, including complete documentation supporting accounting entries, books, correspondence, instructions, drawings, receipts, subcontracts, Subcontractor’s proposals, purchase orders, vouchers, memoranda and other data relating to this Contract, but only to the extent that these books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data are not related to any stipulated or fixed sums or rates defined in the Contract.  The Contractor shall preserve these records for a period of three years after final payment, or for such longer period as may be required by law. Owner’s accountants shall be subject to acceptance by Contractor prior to being permitted access to Contractor’s records, books and documents as described herein.

ARTICLE 12   PAYMENTS — SEE EXHIBIT F - PAYMENTS

ARTICLE 13   DISPUTE RESOLUTION

§ 13.1 INITIAL DECISION MAKER

The Architect will serve as Initial Decision Maker pursuant to Section 15.2 of AIA Document A201—2007, unless the parties appoint below another individual, not a party to the Agreement, to serve as Initial Decision Maker.

(If the parties mutually agree, insert the name, address and other contact information of the Initial Decision Maker, if other than the Architect.)

§ 13.2 BINDING DISPUTE RESOLUTION

For any Claim not involving enforcement of lien rights or subject to, but not resolved by mediation pursuant to Section 15.3 of AIA Document A201—2007, the method of binding dispute resolution shall be as follows:

(Check the appropriate box. If the Owner and Contractor do not select a method of binding dispute resolution below, or do not subsequently agree in writing to a binding dispute resolution method other than litigation, Claims will be resolved by litigation in a court of competent jurisdiction.)

☒                                  Arbitration pursuant to Section 15.4 of AIA Document A201—2007

ARTICLE 14   TERMINATION OR SUSPENSION

§ 14.1 Subject to the provisions of Section 14.2 below, the Contract may be terminated by the Owner or the Contractor as provided in Article 14 of AIA Document A201—2007.

§ 14.2 If the Owner terminates the Contract for cause as provided in Article 14 of AIA Document A201—2007, the amount, if any, to be paid to the Contractor shall be as provided for in Article 14 of the AIA Document A201-2007.

§ 14.3  To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), pursuant to Section 5.4 of AIA Document A201—2007, the Contractor shall, as a condition of receiving the payments referred to in this Article 14, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

§ 14.4 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201—2007; in such case, the Guaranteed Maximum Price and Contract Time shall be increased as provided in Section 14.3.2 of AIA Document A201—2007, except that the term “profit” shall be understood to mean the Contractor’s Fee as described in Sections 5.1.1 and Section 6.4 of this Agreement.

ARTICLE 15   MISCELLANEOUS PROVISIONS

§ 15.1 Where reference is made in this Agreement to a provision of AIA Document A201—2007 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

§ 15.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

(Insert rate of interest agreed upon, if any.)

§ 15.2.1  In the event that any undisputed payments are not made by the Owner to the Contractor when due in accordance with this Contract, said payments shall bear interest from the date the payment was due until paid at the rate of five percent (5%)  per annum over the prime rate of the Wells Fargo Bank of San Francisco prevailing on the 25th day of the month preceding the date that payment was due.  The fact that the Contractor is charging interest in accordance with this provision shall not constitute waiver by Contractor of any other rights or remedies provided for herein by reason of Owner’s default in making such payments, including specifically, but not limited to, Contractor’s rights to terminate this Contract for nonpayment, nor shall the Owner’s payment of such interest or other amounts constitute waiver of any of Owner’s rights under the Contract Documents

§ 15.3 The Owner’s representative:

(Name, address and other information.)

Any written notices hereunder directed to Owner or Architect may be served on the Owner or Architect’s representatives by means stated in 14.6.5 at:

Joseph Tunner, Ph.D.Director of Engineering

Pacira Pharmaceuticals, Inc.

10450 Science Center Drive

San Diego, CA 92121

§ 15.4 The Contractor’s representative: and recipient for written notice required hereunder shall be Contractor’s project manager:

(Name, address and other information.)

Jason Stewart

Preconstruction Manager

DPR Construction, A General Partnership

501 Shoreham Place

San Diego, CA 92122

§ 15.5 Neither the Owner’s nor the Contractor’s representative shall be changed without ten days’ written notice to the other party.

§ 15.6 Other provisions: Notwithstanding the foregoing §14.5, Contractor shall not change the status of Jason Stewart as Contractor’s representatives in connection with the Work, except in the event of death or termination of employment.

§ 15.6.1 Attorney’s Fees.  If either party becomes involved in litigation or arbitration arising out of this Contract or the performance thereof, the court or arbitration panel in such litigation or arbitration or in a separate suit shall award attorney’s fees to the prevailing party. Unless judgment is entered by default, the attorney’s fees award shall not be computed in accordance with any court schedule, but shall be such as to fully reimburse all attorney’s fees actually incurred in good faith, regardless of the size of the judgment, it being the intention of the parties to fully compensate the prevailing party for all attorney’s fees incurred in good faith.

§15.6.2  Intentionally Deleted.

§ 15.6.3 Intentionally Deleted. ~~Destruction of the Work by Fire, Elements, Etc.~~

~~(a)           In the event the Work is wholly or partially damaged or destroyed, by war, fire, storm, lightning, flood, earthquake, settlement or defective soils, expansion or contraction, cracking or deflection, tidal wave, surface or subsurface water, mob violence, vandalism or other casualty before the final completion of said Work, the Contractor, upon written instruction from the Owner, shall proceed to replace and/or repair said Work in accordance with the plans.  In this event, the provisions of this Contract shall remain in full force and effect, except that the Contract Sum stated in Article 5 shall be increased by the total cost of removing and/or replacing all damaged and/or destroyed work, the time for completion shall be extended and the Contractor’s Fee shall be increased pursuant to Article 5.1.2.1 and 5.1.2.2.~~

~~(b)           In the event of damage or destruction to the Work by any cause, the Owner may, upon giving written notice to the Contractor, elect to terminate this Contract.  In such case, the Owner shall pay the Contractor in accordance with General Conditions Article 14.4.~~

~~(c)           Owner will obtain, prior to the commencement of the Work, Flood, Earthquake, Fire and Extended Coverage insurance, including “All Risk” insurance for malicious mischief and vandalism, including resulting damage arising out of any faulty workmanship, design error or omission, and such other additional insurance as so desired by Owner to insure those casualties enumerated in Paragraph 15.6.3 (a) upon the Work and upon all materials intended to become a part of the Work, whether on-site, temporarily and suitably stored elsewhere, or in transit.  The Owner shall be responsible for any and all costs not covered by said Insurance except that Contractor is responsible for deductibles in the case any loss arising due to negligence by Contractor or its Subcontractors.  A copy of each policy shall be submitted to the Contractor.  The Contractor and all Subcontractors shall be named as “Additional Insureds” and each policy shall include a Waiver of Subrogation and Permission to Occupy Endorsement, and the policy shall be reasonably satisfactory to the Contractor.~~

§ 15.6.4 Intentionally Deleted

§ 15.6.5 License.  Contractors are required by law to be licensed and regulated by the Contractor’s State License Board.  Any questions concerning the Contractor may be referred to the Registrar of the Board whose address is:  P.O.  Box 26000, Sacramento, CA 95826.

§ 15.6.6 Intentionally Deleted

§ 15.6.7 Intentionally Deleted.

§ 15.6.8 Damage and Indemnity.  Notwithstanding any of the provisions in the Contract to the contrary, Contractor shall in no event have any responsibility, nor be liable to Owner, for damages or delays resulting from the prior presence of pollutants, gaseous emissions, asbestos, hazardous or toxic substances, whether subsurface or otherwise, and/or from soil subsidence, unless solely caused by the negligence or misconduct of Contractor, and Owner will fully hold harmless and indemnify Contractor from and against any and all claims or actions resulting from the prior presence of any such pollutants, gaseous emissions, asbestos, hazardous and/or toxic substances, whether subsurface or otherwise, and/or from soil subsidence.

§ 15.6.9 Notice of Claims.  Contractor shall promptly notify Owner of any claim filed against Contractor or Contractor’s insurance company arising from services performed by Contractor or any Subcontractor in connection with this Agreement.

§ 15.6.10 Independent Contractor.  Contractor agrees that all services and work performed under this Agreement are being performed by Contractor as an independent contractor and not as an employee or agent of Owner. This Agreement is not intended to constitute, create, give rise to or otherwise recognize a joint venture agreement or relationship, partnership or formal business organization of any kind or create an employer/employee relationship between Owner and Contractor, Contractor’s employees, subcontractors, subcontractors’ employees or any person supplied by Contractor in the performance of Contractor’s obligations under this Agreement and does not entitle said persons to rights or benefits from Owner normally associated with an employment relationship, such as, but not limited to, civil service, retirement, personnel rules which accrue to such persons, health insurance, motor vehicle insurance, life insurance, workers’ compensation, sick leave or any other fringe benefits. Contractor and Subcontractors shall have total responsibility for all salaries, wages, bonuses, retirement, withholdings, worker’s compensation, occupational disease compensation, unemployment compensation, other employee benefits and all taxes and premiums appurtenant thereto concerning such persons and shall indemnify, hold harmless and defend Owner with respect thereto, including payment of reasonable attorneys’ fees and costs in the defense of any claim made in connection therewith.

§ 15.6.11  Compliance with Laws.  Contractor shall comply, and shall cause all Subcontractors to comply, with all applicable federal and state laws and local ordinances and regulations.

§ 15.6.12  Prime Consultant/Architect.  For purposes of the Contract Documents, Clark, Richardson & Biskup Consulting Engineers Inc. shall be deemed the Prime Consultant, and shall serve in such capacity as Owner’s representative in connection with the Work.

§ 15.6.13  Procurement.  Notwithstanding anything to the contrary contained in the Contract Documents, in the event that any equipment or materials must be procured in connection with the Work, Owner may either procure such equipment and materials directly or designate Contractor as Owner’s agent for purposes of such procurement, provided that in either event, Contractor shall retain responsibility for selecting the proper equipment and/or materials to be so procured and managing their use in connection with the Work in accordance with the terms of the Contract Documents.

§ 15.6.14  Intentionally Deleted.

§ 15.6.15 A102 to Control.  Notwithstanding anything to the contrary contained herein, in the event of any conflict between the terms of this Agreement and those of any other Contract Document, including, without limitation, AIA Document A201-2007--General Conditions of the Contract for Construction, as modified by the parties in connection herewith, the terms of this Agreement shall govern and control.

In case of discrepancies or conflicts among the Contract Documents or within any of the Contract Documents, the Contract Documents, the Contract Documents shall be interpreted on the basis of the following priorities:

.1 Written amendments to the Owner-Contract Agreement signed by both parties — those of a later date shall take precedence over those of an earlier date.

.2 Change Orders — those of a later date shall take precedence over those of an earlier date.

.3 Construction Change Directives.

.4 Contractor’s Qualifications and Assumptions.

.5 Architect’s Supplemental Instructions.

.6 The Owner-Contractor Agreement.

.7 General Conditions.

.8 Drawings and Specifications.

Among Drawings, large scale details shall control over small scale details, and figured dimensions shall control over Drawings not dimensioned. In the event of a conflict or ambiguity within or between the Specifications or Drawings as to the quantity or quality of work or materials, the higher quality or greater quantity as reasonably interpreted by Architect shall be furnished unless otherwise directed in writing by the Architect.

ARTICLE 16   ENUMERATION OF CONTRACT DOCUMENTS

§ 16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated in the sections below.

§ 16.1.1 The Agreement is this executed AIA Document A102—2007, Standard Form of Agreement Between Owner and Contractor, as modified by the parties hereto.

§ 16.1.2 The General Conditions are AIA Document A201—2007, General Conditions of the Contract for Construction, as modified by the parties hereto.

§ 16.1.3 The Supplementary and other Conditions of the Contract:

See Exhibit E, Section 5 for Document List

§ 16.1.4 The Specifications:

(Either list the Specifications here or refer to an exhibit attached to this Agreement.)

 Title of Specifications exhibit:  Exhibit C

See Exhibit E, Section 5 for Document List

§ 16.1.5 The Drawings:

(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

 Title of Drawings exhibit:  Exhibit C

See Exhibit E, Section 5 for Document List

§ 16.1.6 The Addenda, if any:

See Exhibit E, Section 5 for Document List

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 16.

§ 16.1.7 Additional documents, if any, forming part of the Contract Documents:

.1                                     AIA Document E201™—2007, Digital Data Protocol Exhibit, if completed by the parties, or the following:

.2                     Other documents, if any, listed below:

(List here any additional documents that are intended to form part of the Contract Documents. AIA Document A201—2007 provides that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor’s bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

Exhibit A — ~~Insurance Requirements~~ Not Used

Exhibit B — Contractor’s Fixed Rates

Exhibit C — List of Contract Documents (See Exhibit E, Section 5 for Document List)

Exhibit D — Not Used

Exhibit E - Guaranteed Maximum Price (GMP)

Exhibit F ~~-~~— Payments

Rider “A” — Supplementary Conditions

ARTICLE 17   INSURANCE AND BONDS

The Contractor shall purchase and maintain insurance and provide bonds as set forth in Article 11 of AIA Document A201—2007 and Exhibit A — Insurance Requirements.

(State bonding requirements, if any, and limits of liability for insurance required in Article 11 of AIA Document A201—2007.)

Refer to Paragraphs 7.6.1, 14.6.2 and ~~Exhibit ‘A’ — insurance Requirements~~ of this Agreement and to the General Conditions of the Contract for Construction A201-2007 and Rider ‘A’ thereto.

Type of insurance or bond	Limit of liability or bond amount ($ 0.00)

This Agreement entered into as of the day and year first written above.

/s/ James S. Scibetta	/s/ illegible (for Peter Salyati)
OWNER (Signature)	CONTRACTOR (Signature)

James S. Scibetta, CFO	Peter Salyati, Exec. V.P.
(Printed name and title)	(Printed name and title)

AIA® Document A201TM — 2007

General Conditions of the Contract for Construction

for the following PROJECT:

(Name and location or address)

Pacira ~~Suite A Commercialization~~ — B1 45L Production Suite C Restart

10450 Science Center Drive

San Diego, CA 92121

DPR Job No. D1-A11035-00

THE OWNER:

(Name, legal status and address)

Pacira Pharmaceuticals, Inc.

10450 Science Center Drive

San Diego, CA 92121

THE CONTRACTOR:

(Name, address)

DPR Construction, A General Partnership

5010 Shoreham Place

San Diego, CA 92122

THE PRIME CONSULTANT:

(Name and address):

Clark, Richardson & Biskup Consulting Engineers, Inc.

7410 NW Tiffany Springs Parkway, Suite 100

Kansas City, MO 64153

THE ARCHITECT:

(Name, legal status and address)

Ferguson Pape Baldwin Architects

4499 Ruffin Road, Suite 300

San Diego, CA 92123

TABLE OF ARTICLES

1	GENERAL PROVISIONS

2	OWNER

3	CONTRACTOR

4	ARCHITECT

5	SUBCONTRACTORS

6	CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

7	CHANGES IN THE WORK

8	TIME

~~9~~	~~PAYMENTS AND COMPLETION~~

ADDITIONS AND DELETIONS: The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

ELECTRONIC COPYING of any portion of this AIA®  Document to another electronic file is prohibited and constitutes a violation of copyright laws as set forth in the footer of this document.

AIA Document A201TM — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA®  Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®  Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 15:03:00 on 03/09/2010 under Order No.7967260573_1 which expires on 03/01/2011, and is not for resale.

User Notes: Error! Unknown document property name.	(1967942764)

1

10	PROTECTION OF PERSONS AND PROPERTY

11	INSURANCE AND BONDS

12	UNCOVERING AND CORRECTION OF WORK

13	MISCELLANEOUS PROVISIONS

14	TERMINATION OR SUSPENSION OF THE CONTRACT

15	CLAIMS AND DISPUTES

16	SUPLEMENTARY CONDITIONS

INDEX	Architect, Limitations of Authority and Responsibility
(Numbers and Topics in Bold are Section Headings)	2.1.1, 3.12.4, 3.12.8, 3.12.10, 4.1.2, 4.2.1, 4.2.2, 4.2.3, 4.2.6, 4.2.7, 4.2.10, 4.2.12, 4.2.13, 5.2.1, 7.4.1, 9.4.2, 9.5.3, 9.6.4, 15.1.3, 15.2
Acceptance of Nonconforming Work	Architect’s Additional Services and Expenses
9.6.6, 9.9.3, 12.3	2.4.1, 11.3.1.1, 12.2.1, 13.5.2, 13.5.3, 14.2.4
Acceptance of Work	Architect’s Administration of the Contract
9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3, 12.3	3.1.3, 4.2, 3.7.4, 15.2, 9.4.1, 9.5
Access to Work	Architect’s Approvals
3.16, 6.2.1, 12.1	2.4.1, 3.1.3, 3.5.1, 3.10.2, 4.2.7
Accident Prevention	Architect’s Authority to Reject Work
10	3.5.1, 4.2.6, 12.1.2, 12.2.1
Acts and Omissions	Architect’s Copyright
3.2, 3.3.2, 3.12.8, 3.18, 4.2.3, 8.3.1, 9.5.1, 10.2.5, 10.2.8, 13.4.2, 13.7.1, 14.1, 15.2	1.1.7, 1.5 Architect’s Decisions
Addenda 1.1.1, 3.11.1 Additional Costs, Claims for	3.7.4, 4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.2.14, 6.3.1, 7.3.7, 7.3.9, 8.1.3, 8.3.1, 9.2.1, 9.4.1, 9.5, 9.8.4, 9.9.1, 13.5.2, 15.2, 15.3
3.7.4, 3.7.5, 6.1.1, 7.3.7.5, 10.3, 15.1.4	Architect’s Inspections
Additional Inspections and Testing	3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 13.5
9.4.2, 9.8.3, 12.2.1, 13.5	Architect’s Instructions
Additional Insured	3.2.4, 3.3.1, 4.2.6, 4.2.7, 13.5.2
11.1.4	Architect’s Interpretations
Additional Time, Claims for	4.2.11, 4.2.12
3.2.4, 3.7.4, 3.7.5, 3.10.2, 8.3.2, 15.1.5	Architect’s Project Representative
Administration of the Contract	4.2.10
3.1.3, 4.2, 9.4, 9.5	Architect’s Relationship with Contractor
Advertisement or Invitation to Bid 1.1.1 Aesthetic Effect 4.2.13

1.1.2, 1.5, 3.1.3, 3.2.2, 3.2.3, 3.2.4, 3.3.1, 3.4.2, 3.5.1, 3.7.4, 3.7.5, 3.9.2, 3.9.3, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.2, 4.1.3, 4.2, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3.7, 12, 13.4.2, 13.5, 15.2

Allowances	Architect’s Relationship with Subcontractors
3.8, 7.3.8	1.1.2, 4.2.3, 4.2.4, 4.2.6, 9.6.3, 9.6.4, 11.3.7
All-risk Insurance	Architect’s Representations
11.3.1, 11.3.1.1	9.4.2, 9.5.1, 9.10.1
Applications for Payment	Architect’s Site Visits
4.2.5, 7.3.9, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.7.1, 9.10, 11.1.3	3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
Approvals	Asbestos
2.1.1, 2.2.2, 2.4, 3.1.3, 3.10.2, 3.12.8, 3.12.9, 3.12.10, 4.2.7, 9.3.2, 13.5.1	10.3.1 Attorneys’ Fees
Arbitration	3.18.1, 9.10.2, 10.3.3
8.3.1, 11.3.10, 13.1.1, 15.3.2, 15.4	Award of Separate Contracts
ARCHITECT	6.1.1, 6.1.2
4 Architect, Definition of	Award of Subcontracts and Other Contracts for Portions of the Work
4.1.1	5.2
Architect, Extent of Authority	Basic Definitions
2.4.1, 3.12.7, 4.1, 4.2, 5.2, 6.3.1, 7.1.2, 7.3.7, 7.4, 9.2.1, 9.3.1, 9.4, 9.5, 9.6.3, 9.8, 9.10.1, 9.10.3, 12.1, 12.2.1, 13.5.1, 13.5.2, 14.2.2, 14.2.4, 15.1.3, 15.2.1	1.1 Bidding Requirements 1.1.1, 5.2.1, 11.4.1
Binding Dispute Resolution
9.7.1, 11.3.9, 11.3.10, 13.1.1, 15.2.5, 15.2.6.1, 15.3.1, 15.3.2, 15.4.1

Boiler and Machinery Insurance	Administration
11.3.2	3.9.1, 4.2.4
Bonds, Lien	Completion, Conditions Relating to
7.3.7.4, 9.10.2, 9.10.3 Bonds, Performance, and Payment	3.4.1, 3.11, 3.15, 4.2.2, 4.2.9, 8.2, 9.4.2, 9.8, 9.9.1, 9.10, 12.2, 13.7, 14.1.2
7.3.7.4, 9.6.7, 9.10.3, 11.3.9, 11.4	COMPLETION, PAYMENTS AND
Building Permit	9
3.7.1	Completion, Substantial
Capitalization	4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 12.2, 13.7
1.3	Compliance with Laws
Certificate of Substantial Completion 9.8.3, 9.8.4, 9.8.5 Certificates for Payment	1.6.1, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 9.6.4, 10.2.2, 11.1, 11.3, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14.1.1, 14.2.1.3, 15.2.8, 15.4.2, 15.4.3
4.2.1, 4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1, 9.10.1, 9.10.3, 14.1.1.3, 14.2.4, 15.1.3	Concealed or Unknown Conditions 3.7.4, 4.2.8, 8.3.1, 10.3
Certificates of Inspection, Testing or Approval	Conditions of the Contract
13.5.4	1.1.1, 6.1.1, 6.1.4
Certificates of Insurance	Consent, Written
9.10.2, 11.1.3 Change Orders	3.4.2, 3.7.4, 3.12.8, 3.14.2, 4.1.2, 9.3.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.3.1, 13.2, 13.4.2, 15.4.4.2

1.1.1, 2.4.1, 3.4.2, 3.7.4, 3.8.2.3, 3.11.1, 3.12.8, 4.2.8, 5.2.3, 7.1.2, 7.1.3, 7.2, 7.3.2, 7.3.6, 7.3.9, 7.3.10, 8.3.1, 9.3.1.1, 9.10.3, 10.3.2, 11.3.1.2, 11.3.4, 11.3.9, 12.1.2, 15.1.3
Change Orders, Definition of

Consolidation or Joinder 15.4.4 CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
7.2.1	1.1.4, 6
CHANGES IN THE WORK	Construction Change Directive, Definition of
2.2.1, 3.11, 4.2.8, 7, 7.2.1, 7.3.1, 7.4, 7.4.1, 8.3.1, 9.3.1.1, 11.3.9	7.3.1
Claims, Definition of	Construction Change Directives
15.1.1	1.1.1, 3.4.2, 3.12.8, 4.2.8, 7.1.1, 7.1.2, 7.1.3, 7.3, 9.3.1.1
CLAIMS AND DISPUTES	Construction Schedules, Contractor’s
3.2.4, 6.1.1, 6.3.1, 7.3.9, 9.3.3, 9.10.4, 10.3.3, 15, 15.4	3.10, 3.12.1, 3.12.2, 6.1.3, 15.1.5.2
Claims and Timely Assertion of Claims	Contingent Assignment of Subcontracts
15.4.1	5.4, 14.2.2.2
Claims for Additional Cost	Continuing Contract Performance
3.2.4, 3.7.4, 6.1.1, 7.3.9, 10.3.2, 15.1.4	15.1.3
Claims for Additional Time	Contract, Definition of
3.2.4, 3.7.46.1.1, 8.3.2, 10.3.2, 15.1.5	1.1.2
Concealed or Unknown Conditions, Claims for 3.7.4	CONTRACT, TERMINATION OR SUSPENSION OF THE
Claims for Damages	5.4.1.1, 11.3.9, 14
3.2.4, 3.18, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.1.1, 11.3.5, 11.3.7, 14.1.3, 14.2.4, 15.1.6	Contract Administration 3.1.3, 4, 9.4, 9.5
Claims Subject to Arbitration	Contract Award and Execution, Conditions Relating to
15.3.1, 15.4.1	3.7.1, 3.10, 5.2, 6.1, 11.1.3, 11.3.6, 11.4.1
Cleaning Up	Contract Documents, The
3.15, 6.3	1.1.1
Commencement of the Work, Conditions Relating to	Contract Documents, Copies Furnished and Use of
2.2.1, 3.2.2, 3.4.1, 3.7.1, 3.10.1, 3.12.6, 5.2.1, 5.2.3, 6.2.2, 8.1.2, 8.2.2, 8.3.1, 11.1, 11.3.1, 11.3.6, 11.4.1, 15.1.4	1.5.2, 2.2.5, 5.3 Contract Documents, Definition of
Commencement of the Work, Definition of	1.1.1
8.1.2
Communications Facilitating Contract

Contract Sum	Coordination and Correlation
3.7.4, 3.8, 5.2.3, 7.2, 7.3, 7.4, 9.1, 9.4.2, 9.5.1.4, 9.6.7, 9.7, 10.3.2, 11.3.1, 14.2.4, 14.3.2, 15.1.4, 15.2.5	1.2, 3.2.1, 3.3.1, 3.10, 3.12.6, 6.1.3, 6.2.1 Copies Furnished of Drawings and Specifications
Contract Sum, Definition of	1.5, 2.2.5, 3.11
9.1	Copyrights
Contract Time	1.5, 3.17
3.7.4, 3.7.5, 3.10.2, 5.2.3, 7.2.1.3, 7.3.1, 7.3.5, 7.4, 8.1.1, 8.2.1, 8.3.1, 9.5.1, 9.7.1, 10.3.2, 12.1.1, 14.3.2, 15.1.5.1, 15.2.5	Correction of Work 2.3, 2.4, 3.7.3, 9.4.2, 9.8.2, 9.8.3, 9.9.1, 12.1.2, 12.2
Contract Time, Definition of	Correlation and Intent of the Contract Documents
8.1.1	1.2
CONTRACTOR	Cost, Definition of
3	7.3.7
Contractor, Definition of	Costs
3.1, 6.1.2 Contractor’s Construction Schedules 3.10, 3.12.1, 3.12.2, 6.1.3, 15.1.5.2	2.4.1, 3.2.4, 3.7.3, 3.8.2, 3.15.2, 5.4.2, 6.1.1, 6.2.3, 7.3.3.3, 7.3.7, 7.3.8, 7.3.9, 9.10.2, 10.3.2, 10.3.6, 11.3, 12.1.2, 12.2.1, 12.2.4, 13.5, 14
Contractor’s Employees	Cutting and Patching
3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3, 11.1.1, 11.3.7, 14.1, 14.2.1.1,	3.14, 6.2.5 Damage to Construction of Owner or Separate Contractors
Contractor’s Liability Insurance	3.14.2, 6.2.4, 10.2.1.2, 10.2.5, 10.4, 11.1.1, 11.3, 12.2.4
11.1	Damage to the Work
Contractor’s Relationship with Separate Contractors and Owner’s Forces	3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.4.1, 11.3.1, 12.2.4 Damages, Claims for
3.12.5, 3.14.2, 4.2.4, 6, 11.3.7, 12.1.2, 12.2.4 Contractor’s Relationship with Subcontractors	3.2.4, 3.18, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.1.1, 11.3.5, 11.3.7, 14.1.3, 14.2.4, 15.1.6
1.2.2, 3.3.2, 3.18.1, 3.18.2, 5, 9.6.2, 9.6.7, 9.10.2, 11.3.1.2, 11.3.7, 11.3.8	Damages for Delay 6.1.1, 8.3.3, 9.5.1.6, 9.7, 10.3.2
Contractor’s Relationship with the Architect	Date of Commencement of the Work, Definition of

1.1.2, 1.5, 3.1.3, 3.2.2, 3.2.3, 3.2.4, 3.3.1, 3.4.2, 3.5.1, 3.7.4, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.3, 4.2, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3.7, 12, 13.5, 15.1.2, 15.2.1

8.1.2 Date of Substantial Completion, Definition of 8.1.3 Day, Definition of
Contractor’s Representations	8.1.4
3.2.1, 3.2.2, 3.5.1, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.8.2	Decisions of the Architect
Contractor’s Responsibility for Those Performing the Work 3.3.2, 3.18, 5.3.1, 6.1.3, 6.2, 9.5.1, 10.2.8 Contractor’s Review of Contract Documents	3.7.4, 4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 15.2, 6.3, 7.3.7, 7.3.9, 8.1.3, 8.3.1, 9.2.1, 9.4, 9.5.1, 9.8.4, 9.9.1, 13.5.2, 14.2.2, 14.2.4, 15.1, 15.2
3.2	Decisions to Withhold Certification
Contractor’s Right to Stop the Work	9.4.1, 9.5, 9.7, 14.1.1.3
9.7 Contractor’s Right to Terminate the Contract	Defective or Nonconforming Work, Acceptance, Rejection and Correction of
14.1, 15.1.6 Contractor’s Submittals	2.3.1, 2.4.1, 3.5.1, 4.2.6, 6.2.5, 9.5.1, 9.5.2, 9.6.6, 9.8.2, 9.9.3, 9.10.4, 12.2.1
3.10, 3.11, 3.12.4, 4.2.7, 5.2.1, 5.2.3, 9.2, 9.3, 9.8.2, 9.8.3, 9.9.1, 9.10.2, 9.10.3, 11.1.3, 11.4.2	Defective Work, Definition of 3.5.1
Contractor’s Superintendent	Definitions
3.9, 10.2.6 Contractor’s Supervision and Construction Procedures	1.1, 2.1.1, 3.1.1, 3.5.1, 3.12.1, 3.12.2, 3.12.3, 4.1.1, 15.1.1, 5.1, 6.1.2, 7.2.1, 7.3.1, 8.1, 9.1, 9.8.1
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 6.1.3, 6.2.4, 7.1.3, 7.3.5, 7.3.7, 8.2, 10, 12, 14, 15.1.3 Contractual Liability Insurance	Delays and Extensions of Time 3.2., 3.7.4, 5.2.3, 7.2.1, 7.3.1, 7.4.1, 8.3, 9.5.1, 9.7.1, 10.3.2, 10.4.1, 14.3.2, 15.1.5, 15.2.5
11.1.1.8, 11.2	Disputes
6.3.1, 7.3.9, 15.1, 15.2

Documents and Samples at the Site	Initial Decision Maker, Decisions
3.11	14.2.2, 14.2.4, 15.2.1, 15.2.2, 15.2.3, 15.2.4, 15.2.5
Drawings, Definition of	Initial Decision Maker, Extent of Authority
1.1.5	14.2.2, 14.2.4, 15.1.3, 15.2.1, 15.2.2, 15.2.3, 15.2.4, 15.2.5
Drawings and Specifications, Use and Ownership of	Injury or Damage to Person or Property
3.11	10.2.8, 10.4.1
Effective Date of Insurance	Inspections
8.2.2, 11.1.2 Emergencies	3.1.3, 3.3.3, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 12.2.1, 13.5
10.4, 14.1.1.2, 15.1.4	Instructions to Bidders
Employees, Contractor’s	1.1.1
3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3.3, 11.1.1, 11.3.7, 14.1, 14.2.1.1	Instructions to the Contractor 3.2.4, 3.3.1, 3.8.1, 5.2.1, 7, 8.2.2, 12, 13.5.2
Equipment, Labor, Materials or	Instruments of Service, Definition of
1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13.1, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.7, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.1, 14.2.1.2	1.1.7 Insurance 3.18.1, 6.1.1, 7.3.7, 9.3.2, 9.8.4, 9.9.1, 9.10.2, 11
Execution and Progress of the Work	Insurance, Boiler and Machinery
1.1.3, 1.2.1, 1.2.2, 2.2.3, 2.2.5, 3.1, 3.3.1, 3.4.1, 3.5.1, 3.7.1, 3.10.1, 3.12, 3.14, 4.2, 6.2.2, 7.1.3, 7.3.5, 8.2, 9.5.1, 9.9.1, 10.2, 10.3, 12.2, 14.2, 14.3.1, 15.1.3	11.3.2 Insurance, Contractor’s Liability 11.1
Extensions of Time	Insurance, Effective Date of
3.2.4, 3.7.4, 5.2.3, 7.2.1, 7.3, 7.4.1, 9.5.1, 9.7.1, 10.3.2, 10.4.1, 14.3, 15.1.5, 15.2.5	8.2.2, 11.1.2 Insurance, Loss of Use
Failure of Payment	11.3.3
9.5.1.3, 9.7, 9.10.2, 13.6, 14.1.1.3, 14.2.1.2	Insurance, Owner’s Liability
Faulty Work	11.2
(See Defective or Nonconforming Work)	Insurance, Property
Final Completion and Final Payment	10.2.5, 11.3
4.2.1, 4.2.9, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.3.1, 11.3.5, 12.3.1, 14.2.4, 14.4.3	Insurance, Stored Materials 9.3.2, 11.4.1.4
Financial Arrangements, Owner’s	INSURANCE AND BONDS
2.2.1, 13.2.2, 14.1.1.4	11
Fire and Extended Coverage Insurance	Insurance Companies, Consent to Partial Occupancy
11.3.1.1	9.9.1, 11.4.1.5
GENERAL PROVISIONS	Insurance Companies, Settlement with
1	11.4.10
Governing Law	Intent of the Contract Documents
13.1	1.2.1, 4.2.7, 4.2.12, 4.2.13, 7.4
Guarantees (See Warranty)	Interest
Hazardous Materials	13.6
10.2.4, 10.3	Interpretation
Identification of Subcontractors and Suppliers	1.2.3, 1.4, 4.1.1, 5.1, 6.1.2, 15.1.1
5.2.1	Interpretations, Written
Indemnification	4.2.11, 4.2.12, 15.1.4
3.17.1, 3.18, 9.10.2, 10.3.3, 10.3.5, 10.3.6, 11.3.1.2, 11.3.7	Judgment on Final Award
Information and Services Required of the Owner	15.4.2
2.1.2, 2.2, 3.2.2, 3.12.4, 3.12.10, 6.1.3, 6.1.4, 6.2.5, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3, 11.2, 11.4, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4, 15.1.3 Initial Decision	Labor and Materials, Equipment 1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.7, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.1, 14.2.1.2
15.2	Labor Disputes
Initial Decision Maker, Definition of	8.3.1
1.1.8

Laws and Regulations	Notice, Written
1.5, 3.2.3, 3.6, 3.7, 3.12.10, 3.13.1, 4.1.1, 9.6.4, 9.9.1, 10.2.2, 11.1.1, 11.3, 13.1.1, 13.4, 13.5.1, 13.5.2, 13.6.1, 14, 15.2.8, 15.4	2.3.1, 2.4.1, 3.3.1, 3.9.2, 3.12.9, 3.12.10, 5.2.1, 9.7.1, 9.10, 10.2.2, 10.3, 11.1.3, 11.3.6, 12.2.2.1, 13.3, 14, 15.2.8, 15.4.1
Liens	Notice of Claims
2.1.2, 9.3.3, 9.10.2, 9.10.4, 15.2.8	3.7.4, 4.5, 10.2.8, 15.1.2, 15.4
Limitations, Statutes of	Notice of Testing and Inspections
12.2.5, 13.7, 15.4.1.1	13.5.1, 13.5.2
Limitations of Liability	Observations, Contractor’s
2.3.1, 3.2.2, 3.5.1, 3.12.10, 3.17.1, 3.18.1, 4.2.6, 4.2.7, 4.2.12, 6.2.2, 9.4.2, 9.6.4, 9.6.7, 10.2.5, 10.3.3, 11.1.2, 11.2, 11.3.7, 12.2.5, 13.4.2	3.2, 3.7.4 Occupancy 2.2.2, 9.6.6, 9.8, 11.3.1.5
Limitations of Time	Orders, Written

2.1.2, 2.2, 2.4, 3.2.2, 3.10, 3.11, 3.12.5, 3.15.1, 4.2.7, 5.2, 5.3.1, 5.4.1, 6.2.4, 7.3, 7.4, 8.2, 9.2.1, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7.1, 9.8, 9.9, 9.10, 11.1.3, 11.3.1.5, 11.3.6, 11.3.10, 12.2, 13.5, 13.7, 14, 15

1.1.1, 2.3, 3.9.2, 7, 8.2.2, 11.3.9, 12.1, 12.2.2.1, 13.5.2, 14.3.1 OWNER 2 Owner, Definition of
Loss of Use Insurance	2.1.1
11.3.3	Owner, Information and Services Required of the
Material Suppliers 1.5, 3.12.1, 4.2.4, 4.2.6, 5.2.1, 9.3, 9.4.2, 9.6, 9.10.5 Materials, Hazardous	2.1.2, 2.2, 3.2.2, 3.12.10, 6.1.3, 6.1.4, 6.2.5, 9.3.2, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3, 11.2, 11.3, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4, 15.1.3
10.2.4, 10.3	Owner’s Authority

Materials, Labor, Equipment and
1.1.3, 1.1.6, 1.5.1, 3.4.1, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13.1, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.7, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1.2, 10.2.4, 14.2.1.1, 14.2.1.2

1.5, 2.1.1, 2.3.1, 2.4.1, 3.4.2, 3.8.1, 3.12.10, 3.14.2, 4.1.2, 4.1.3, 4.2.4, 4.2.9, 5.2.1, 5.2.4, 5.4.1, 6.1, 6.3.1, 7.2.1, 7.3.1, 8.2.2, 8.3.1, 9.3.1, 9.3.2, 9.5.1, 9.6.4, 9.9.1, 9.10.2, 10.3.2, 11.1.3, 11.3.3, 11.3.10, 12.2.2, 12.3.1, 13.2.2, 14.3, 14.4, 15.2.7

Means, Methods, Techniques, Sequences and Procedures of Construction	Owner’s Financial Capability 2.2.1, 13.2.2, 14.1.1.4
3.3.1, 3.12.10, 4.2.2, 4.2.7, 9.4.2	Owner’s Liability Insurance
Mechanic’s Lien	11.2
2.1.2, 15.2.8	Owner’s Loss of Use Insurance
Mediation	11.3.3
8.3.1, 10.3.5, 10.3.6, 15.2.1, 15.2.5, 15.2.6, 15.3, 15.4.1	Owner’s Relationship with Subcontractors
Minor Changes in the Work	1.1.2, 5.2, 5.3, 5.4, 9.6.4, 9.10.2, 14.2.2
1.1.1, 3.12.8, 4.2.8, 7.1, 7.4	Owner’s Right to Carry Out the Work
MISCELLANEOUS PROVISIONS	2.4, 14.2.2
13	Owner’s Right to Clean Up
Modifications, Definition of	6.3
1.1.1 Modifications to the Contract	Owner’s Right to Perform Construction and to Award Separate Contracts
1.1.1, 1.1.2, 3.11, 4.1.2, 4.2.1, 5.2.3, 7, 8.3.1, 9.7.1, 10.3.2, 11.3.1	6.1 Owner’s Right to Stop the Work
Mutual Responsibility	2.3
6.2	Owner’s Right to Suspend the Work
Nonconforming Work, Acceptance of	14.3
9.6.6, 9.9.3, 12.3	Owner’s Right to Terminate the Contract
Nonconforming Work, Rejection and Correction of	14.2
2.3.1, 2.4.1, 3.5.1, 4.2.6, 6.2.4, 9.5.1, 9.8.2, 9.9.3, 9.10.4, 12.2.1 Notice	Ownership and Use of Drawings, Specifications and Other Instruments of Service
2.2.1, 2.3.1, 2.4.1, 3.2.4, 3.3.1, 3.7.2, 3.12.9, 5.2.1, 9.7.1, 9.10, 10.2.2, 11.1.3, 11.4.6, 12.2.2.1, 13.3, 13.5.1, 13.5.2, 14.1, 14.2, 15.2.8, 15.4.1	1.1.1, 1.1.6, 1.1.7, 1.5, 2.2.5, 3.2.2, 3.11.1, 3.17.1, 4.2.12, 5.3.1 Partial Occupancy or Use 9.6.6, 9.9, 11.3.1.5

Patching, Cutting and	Rejection of Work
3.14, 6.2.5	3.5.1, 4.2.6, 12.2.1
Patents	Releases and Waivers of Liens
3.17	9.10.2
Payment, Applications for	Representations
4.2.5, 7.3.9, 9.2.1, 9.3, 9.4, 9.5, 9.6.3, 9.7.1, 9.8.5, 9.10.1, 14.2.3, 14.2.4, 14.4.3	3.2.1, 3.5.1, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.4.2, 9.5.1, 9.8.2, 9.10.1 Representatives
Payment, Certificates for	2.1.1, 3.1.1, 3.9, 4.1.1, 4.2.1, 4.2.2, 4.2.10, 5.1.1, 5.1.2, 13.2.1
4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4	Responsibility for Those Performing the Work 3.3.2, 3.18, 4.2.3, 5.3.1, 6.1.3, 6.2, 6.3, 9.5.1, 10
Payment, Failure of	Retainage
9.5.1.3, 9.7, 9.10.2, 13.6, 14.1.1.3, 14.2.1.2	9.3.1, 9.6.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3
Payment, Final 4.2.1, 4.2.9, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1, 11.4.5, 12.3.1, 13.7, 14.2.4, 14.4.3	Review of Contract Documents and Field Conditions by Contractor 3.2, 3.12.7, 6.1.3
Payment Bond, Performance Bond and 7.3.7.4, 9.6.7, 9.10.3, 11.4.9, 11.4	Review of Contractor’s Submittals by Owner and Architect 3.10.1, 3.10.2, 3.11, 3.12, 4.2, 5.2, 6.1.3, 9.2, 9.8.2
Payments, Progress 9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3, 15.1.3	Review of Shop Drawings, Product Data and Samples by Contractor
PAYMENTS AND COMPLETION	3.12
9	Rights and Remedies
Payments to Subcontractors 5.4.2, 9.5.1.3, 9.6.2, 9.6.3, 9.6.4, 9.6.7, 11.4.8, 14.2.1.2	1.1.2, 2.3, 2.4, 3.5.1, 3.7.4, 3.15.2, 4.2.6, 4.5, 5.3, 5.4, 6.1, 6.3, 7.3.1, 8.3, 9.5.1, 9.7, 10.2.5, 10.3, 12.2.2, 12.2.4, 13.4, 14, 15.4
PCB	Royalties, Patents and Copyrights
10.3.1 Performance Bond and Payment Bond	3.17 Rules and Notices for Arbitration
7.3.7.4, 9.6.7, 9.10.3, 11.4.9, 11.4	15.4.1
Permits, Fees, Notices and Compliance with Laws	Safety of Persons and Property
2.2.2, 3.7, 3.13, 7.3.7.4, 10.2.2	10.2, 10.4
PERSONS AND PROPERTY, PROTECTION OF	Safety Precautions and Programs
10	3.3.1, 4.2.2, 4.2.7, 5.3.1, 10.1, 10.2, 10.4
Polychlorinated Biphenyl	Samples, Definition of
10.3.1	3.12.3
Product Data, Definition of	Samples, Shop Drawings, Product Data and
3.12.2	3.11, 3.12, 4.2.7
Product Data and Samples, Shop Drawings	Samples at the Site, Documents and
3.11, 3.12, 4.2.7	3.11
Progress and Completion	Schedule of Values
4.2.2, 8.2, 9.8, 9.9.1, 14.1.4, 15.1.3	9.2, 9.3.1
Progress Payments	Schedules, Construction
9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3, 15.1.3	3.10, 3.12.1, 3.12.2, 6.1.3, 15.1.5.2
Project, Definition of the	Separate Contracts and Contractors
1.1.4	1.1.4, 3.12.5, 3.14.2, 4.2.4, 4.2.7, 6, 8.3.1, 11.4.7, 12.1.2
Project Representatives	Shop Drawings, Definition of
4.2.10	3.12.1
Property Insurance	Shop Drawings, Product Data and Samples
10.2.5, 11.3	3.11, 3.12, 4.2.7
PROTECTION OF PERSONS AND PROPERTY	Site, Use of
10	3.13, 6.1.1, 6.2.1
Regulations and Laws	Site Inspections
1.5, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 9.6.4, 9.9.1, 10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14, 15.2.8, 15.4	3.2.2, 3.3.3, 3.7.1, 3.7.4, 4.2, 9.4.2, 9.10.1, 13.5

Site Visits, Architect’s	Surety, Consent of
3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5	9.10.2, 9.10.3
Special Inspections and Testing	Surveys
4.2.6, 12.2.1, 13.5	2.2.3
Specifications, Definition of the	Suspension by the Owner for Convenience
1.1.6	14.3
Specifications, The	Suspension of the Work
1.1.1, 1.1.6, 1.2.2, 1.5, 3.11, 3.12.10, 3.17, 4.2.14	5.4.2, 14.3
Statute of Limitations	Suspension or Termination of the Contract
13.7, 15.4.1.1	5.4.1.1, 11.4.9, 14
Stopping the Work	Taxes
2.3, 9.7, 10.3, 14.1	3.6, 3.8.2.1, 7.3.7.4
Stored Materials	Termination by the Contractor
6.2.1, 9.3.2, 10.2.1.2, 10.2.4, 11.4.1.4	14.1, 15.1.6
Subcontractor, Definition of	Termination by the Owner for Cause
5.1.1	5.4.1.1, 14.2, 15.1.6
SUBCONTRACTORS	Termination by the Owner for Convenience
5	14.4
Subcontractors, Work by	Termination of the Architect
1.2.2, 3.3.2, 3.12.1, 4.2.3, 5.2.3, 5.3, 5.4, 9.3.1.2, 9.6.7	4.1.3
Subcontractual Relations	Termination of the Contractor
5.3, 5.4, 9.3.1.2, 9.6, 9.10, 10.2.1, 11.4.7, 11.4.8, 14.1, 14.2.1	14.2.2
Submittals	TERMINATION OR SUSPENSION OF THE CONTRACT
3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.7, 9.2, 9.3, 9.8, 9.9.1, 9.10.2, 9.10.3, 11.1.3	14 Tests and Inspections
Submittal Schedule 3.10.2, 3.12.5, 4.2.7	3.1.3, 3.3.3, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 10.3.2, 11.4.1.1, 12.2.1, 13.5
Subrogation, Waivers of	TIME
6.1.1, 11.4.5, 11.3.7	8
Substantial Completion	Time, Delays and Extensions of
4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 12.2, 13.7 Substantial Completion, Definition of	3.2.4, 3.7.4, 5.2.3, 7.2.1, 7.3.1, 7.4.1, 8.3, 9.5.1, 9.7.1, 10.3.2, 10.4.1, 14.3.2, 15.1.5, 15.2.5
9.8.1	Time Limits
Substitution of Subcontractors 5.2.3, 5.2.4 Substitution of Architect 4.1.3

2.1.2, 2.2, 2.4, 3.2.2, 3.10, 3.11, 3.12.5, 3.15.1, 4.2, 4.4, 4.5, 5.2, 5.3, 5.4, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 11.1.3, 11.4.1.5, 11.4.6, 11.4.10, 12.2, 13.5, 13.7, 14, 15.1.2, 15.4

Substitutions of Materials	Time Limits on Claims
3.4.2, 3.5.1, 7.3.8	3.7.4, 10.2.8, 13.7, 15.1.2
Sub-subcontractor, Definition of	Title to Work
5.1.2	9.3.2, 9.3.3
Subsurface Conditions	Transmission of Data in Digital Form
3.7.4	1.6
Successors and Assigns	UNCOVERING AND CORRECTION OF WORK
13.2	12
Superintendent	Uncovering of Work
3.9, 10.2.6	12.1
Supervision and Construction Procedures	Unforeseen Conditions, Concealed or Unknown
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 6.1.3, 6.2.4, 7.1.3, 7.3.7, 8.2, 8.3.1, 9.4.2, 10, 12, 14, 15.1.3	3.7.4, 8.3.1, 10.3 Unit Prices
Surety	7.3.3.2, 7.3.4
5.4.1.2, 9.8.5, 9.10.2, 9.10.3, 14.2.2, 15.2.7	Use of Documents
1.1.1, 1.5, 2.2.5, 3.12.6, 5.3

Use of Site	Warranty
3.13, 6.1.1, 6.2.1	3.5, 4.2.9, 9.3.3, 9.8.4, 9.9.1, 9.10.4, 12.2.2, 13.7.1
Values, Schedule of	Weather Delays
9.2, 9.3.1	15.1.5.2
Waiver of Claims by the Architect	Work, Definition of
13.4.2	1.1.3
Waiver of Claims by the Contractor	Written Consent
9.10.5, 11.4.7, 13.4.2, 15.1.6 Waiver of Claims by the Owner	1.5.2, 3.4.2, 3.7.4, 3.12.8, 3.14.2, 4.1.2, 9.3.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.4.1, 13.2, 13.4.2, 15.4.4.2
9.9.3, 9.10.3, 9.10.4, 11.4.3, 11.4.5, 11.4.7, 12.2.2.1, 13.4.2, 14.2.4, 15.1.6	Written Interpretations 4.2.11, 4.2.12
Waiver of Consequential Damages	Written Notice
14.2.4, 15.1.6 Waiver of Liens	2.3, 2.4, 3.3.1, 3.9, 3.12.9, 3.12.10, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 10.3, 11.1.3, 11.4.6, 12.2.2, 12.2.4, 13.3, 14, 15.4.1
9.10.2, 9.10.4	Written Orders
Waivers of Subrogation	1.1.1, 2.3, 3.9, 7, 8.2.2, 11.4.9, 12.1, 12.2, 13.5.2, 14.3.1, 15.1.2
6.1.1, 11.4.5, 11.3.7

ARTICLE 1   GENERAL PROVISIONS

§ 1.1 BASIC DEFINITIONS

§ 1.1.1 THE CONTRACT DOCUMENTS

The Contract Documents are enumerated in the Agreement between the Owner and Contractor (hereinafter the Agreement) and consist of the Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include the advertisement or invitation to bid, Instructions to Bidders, sample forms, other information furnished by the Owner in anticipation of receiving bids or proposals, the Contractor’s bid or proposal, or portions of Addenda relating to bidding requirements. Wherever the term “Architect” appears in the Contract Documents, it shall mean “Prime Consultant” or “Clark, Richardson & Biskup Consulting Engineers, Inc.”  Wherever the term “architecture” appears in the Contract Documents, it shall mean “architecture/engineering

§ 1.1.2 THE CONTRACT

The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Contractor and the Architect or the Architect’s consultants, (2) between the Owner and a Subcontractor or a Sub-subcontractor, (3) between the Owner and the Architect or the Architect’s consultants or (4) between any persons or entities other than the Owner and the Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect’s duties.

§ 1.1.3 THE WORK

The term “Work” means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor’s obligations. The Work may constitute the whole or a part of the Project.

§ 1.1.4 THE PROJECT

The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner and by separate contractors.

§ 1.1.5 THE DRAWINGS

The Drawings are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

§ 1.1.6 THE SPECIFICATIONS

The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services.

§ 1.1.7 INSTRUMENTS OF SERVICE

Instruments of Service are representations, in any medium of expression now known or later developed, of the tangible and intangible creative work performed by the Architect and the Architect’s consultants under their respective professional services agreements. Instruments of Service may include, without limitation, studies, surveys, models, sketches, drawings, specifications, and other similar materials.

§ 1.1.8 INITIAL DECISION MAKER

The Initial Decision Maker is the person identified in the Agreement to render initial decisions on Claims in accordance with Section 15.2 and certify termination of the Agreement under Section 14.2.2.

§ 1.1.9 THE PROJECT MANUAL

The Project Manual is a volume assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.

§ 1.2 CORRELATION AND INTENT OF THE CONTRACT DOCUMENTS

§ 1.2.1 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the indicated results.

§ 1.2.2 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

§ 1.2.3 Unless otherwise stated in the Contract Documents, words that have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

§ 1.3 CAPITALIZATION

Terms capitalized in these General Conditions include those that are (1) specifically defined, (2) the titles of numbered articles or (3) the titles of other documents published by the American Institute of Architects.

§ 1.4 INTERPRETATION

In the interest of brevity the Contract Documents frequently omit modifying words such as “all” and “any” and articles such as “the” and “an,” but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

§ 1.5 OWNERSHIP AND USE OF DRAWINGS, SPECIFICATIONS AND OTHER INSTRUMENTS OF SERVICE

§ 1.5.1 Subject to the terms of any separate agreement between the Owner and the Architect, the Architect and the Architect’s consultants shall be deemed the authors and owners of their respective Instruments of Service, including the Drawings and Specifications, and will retain all common law, statutory and other reserved rights, including copyrights. The Contractor, Subcontractors, Sub-subcontractors, and material or equipment suppliers shall not own or claim a copyright in the Instruments of Service. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect’s or Architect’s consultants’ reserved rights. Owner is responsible for notifying Contractor if any terms of the Owner Architect Agreement modify this Article or in any other way alter the terms of this provision.

§ 1.5.2 The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are authorized to use and reproduce the Instruments of Service provided to them solely and exclusively for execution of the Work. All copies made under this authorization shall bear the copyright notice, if any, shown on the Instruments of Service. The Contractor, Subcontractors, Sub-subcontractors, and material or equipment suppliers may not use the Instruments of Service on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner, Architect and the Architect’s consultants.

§ 1.6 TRANSMISSION OF DATA IN DIGITAL FORM

If the parties intend to transmit Instruments of Service or any other information or documentation in digital form, they shall endeavor to establish necessary protocols governing such transmissions, unless otherwise already provided in the Agreement or the Contract Documents.

ARTICLE 2   OWNER

§ 2.1 GENERAL

§ 2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner’s approval or authorization. Except as otherwise provided in Section 4.2.1, the Architect does not have such authority. The term “Owner” means the Owner or the Owner’s authorized representative.

§ 2.1.2 The Owner shall furnish to the Contractor within fifteen days after receipt of a written request, information necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic’s lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner’s interest therein.

§ 2.2 INFORMATION AND SERVICES REQUIRED OF THE OWNER

§ 2.2.1 Prior to commencement of the Work, the Contractor may request in writing that the Owner provide reasonable evidence that the Owner has made financial arrangements to fulfill the Owner’s obligations under the Contract. Thereafter, the Contractor may only request such evidence if (1) the Owner fails to make payments to the Contractor as the Contract Documents require; (2) a change in the Work materially changes the Contract Sum; or (3) the Contractor identifies in writing a reasonable concern regarding the Owner’s ability to make payment when due. The Owner shall furnish such evidence as a condition precedent to commencement or continuation of the Work or the portion of the Work affected by a material change. After the Owner furnishes the evidence, the Owner shall not materially vary such financial arrangements without prior notice to the Contractor.

§ 2.2.2 Except for permits and fees that are the responsibility of the Contractor under the Contract Documents, including those required under Section 3.7.1, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

§ 2.2.3 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.

§ 2.2.4 The Owner shall furnish information or services required of the Owner by the Contract Documents with reasonable promptness. The Owner shall also furnish any other information or services under the Owner’s control and relevant to the Contractor’s performance of the Work with reasonable promptness after receiving the Contractor’s written request for such information or services.

§ 2.2.5 Unless otherwise provided in the Contract Documents, the Owner shall furnish to the Contractor one copy of the Contract Documents for purposes of making reproductions pursuant to Section 1.5.2.

§ 2.3 OWNER’S RIGHT TO STOP THE WORK

If the Contractor fails to correct Work that is not in accordance with the requirements of the Contract Documents as required by Section 12.2 or repeatedly fails to carry out Work in accordance with the Contract Documents, the Owner may issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Section 6.1.3.

§ 2.4 OWNER’S RIGHT TO CARRY OUT THE WORK

If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a ten-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the reasonable cost of correcting such deficiencies, including Owner’s expenses and compensation for the Architect’s additional services made necessary by such default, neglect or failure. ~~Such action by the Owner and amounts charged to the Contractor are both subject to prior approval of the Architect.~~ If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.

ARTICLE 3   CONTRACTOR

§ 3.1 GENERAL

§ 3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Contractor shall be lawfully licensed, if required in the jurisdiction where the Project is located. The Contractor shall designate in writing a representative who shall have express authority to bind the Contractor with respect to all matters under this Contract. The term “Contractor” means the Contractor or the Contractor’s authorized representative.

§ 3.1.2 The Contractor shall perform the Work in accordance with the Contract Documents.

§ 3.1.3 The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect’s administration of the Contract, or by tests, inspections or approvals required or performed by persons or entities other than the Contractor.

§ 3.2 REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

§ 3.2.1 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become generally familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.

§ 3.2.2 Because the Contract Documents are complementary, the Contractor shall, before starting each portion of the Work, carefully study and compare the various Contract Documents relative to that portion of the Work, as well as the information furnished by the Owner pursuant to Section 2.2.3, shall take field measurements of any existing conditions related to that portion of the Work, and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating coordination and construction by the Contractor and are not for the purpose of discovering errors, omissions, or inconsistencies in the Contract Documents; however, the Contractor shall promptly report to the Architect any errors, inconsistencies or omissions discovered by or made known to the Contractor as a request for information in such form as the Architect may require. It is recognized that the Contractor’s review is made in the Contractor’s capacity as a contractor and not as a licensed design professional, unless otherwise specifically provided in the Contract Documents.

§ 3.2.3 The Contractor is not required to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, but the Contractor shall promptly report to the Architect any nonconformity discovered by or made known to the Contractor as a request for information in such form as the Architect may require.

§ 3.2.4 If the Contractor believes that additional cost or time is involved because of clarifications or instructions the Architect issues in response to the Contractor’s notices or requests for information pursuant to Sections 3.2.2 or 3.2.3, the Contractor shall make Claims as provided in Article 15. If the Contractor fails to perform the obligations of Sections 3.2.2 or 3.2.3, the Contractor shall pay such costs and damages to the Owner as would have been avoided if the Contractor had performed such obligations. If the Contractor performs those obligations, the Contractor shall not be liable to the Owner or Architect for damages resulting from errors, inconsistencies or omissions in the Contract Documents, for differences between field measurements or conditions and the Contract Documents, or for nonconformities of the Contract Documents to applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities.

§ 3.3 SUPERVISION AND CONSTRUCTION PROCEDURES

§ 3.3.1 The Contractor shall supervise and direct the Work, using the Contractor’s best skill and attention. The Contractor shall be solely responsible for, and have control over, construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless the Contract Documents give other specific instructions concerning these matters. If the Contract Documents give specific instructions concerning construction means, methods, techniques, sequences or procedures, the Contractor shall evaluate the jobsite safety thereof and, except as stated below, shall be fully and solely responsible for the jobsite safety of such means, methods, techniques, sequences or procedures. If the Contractor determines that such means, methods, techniques, sequences or procedures may not be safe, the Contractor shall give timely written notice to the Owner and Architect and shall not proceed with that portion of the Work without further written instructions from the Architect. If the Contractor is then instructed to proceed with the required means, methods, techniques, sequences or procedures without acceptance of changes proposed by the Contractor, the Owner shall be solely responsible for any loss or damage arising solely from those Owner-required means, methods, techniques, sequences or procedures.

§ 3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor’s employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for, or on behalf of, the Contractor or any of its Subcontractors.

§ 3.3.3 The Contractor shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.

§ 3.4 LABOR AND MATERIALS

§ 3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, communications, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

§ 3.4.2 Except in the case of minor changes in the Work authorized by the Architect in accordance with Sections 3.12.8 or 7.4, the Contractor may make substitutions only with the consent of the Owner, after evaluation and approval by the Architect and in accordance with a Change Order or Construction Change Directive.

§ 3.4.3 The Contractor shall enforce strict discipline and good order among the Contractor’s employees and other persons carrying out the Work. The Contractor shall not permit employment of unfit persons or persons not properly skilled in tasks assigned to them.

§ 3.5 WARRANTY

The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless the Contract Documents require or permit otherwise. The Contractor further warrants that the Work will conform to the requirements of the Contract Documents and will be free from defects, except for those inherent in the quality of the Work the Contract Documents require or permit. Work, materials, or equipment not conforming to these requirements may be considered defective. The Contractor’s warranty excludes remedy for damage or defect caused by abuse, alterations to the Work not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

§ 3.6 TAXES

The Contractor shall pay sales, consumer, use and similar taxes for the Work provided by the Contractor that are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

§ 3.7 PERMITS, FEES, NOTICES, AND COMPLIANCE WITH LAWS

§ 3.7.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit as well as for other permits, fees, licenses, and inspections by government agencies necessary for proper execution and completion of the Work that are customarily secured after execution of the Contract and legally required at the time bids are received or negotiations concluded.

§ 3.7.2 The Contractor shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities applicable to performance of the Work.

§ 3.7.3 If the Contractor performs Work knowing it to be contrary to applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, the Contractor shall assume appropriate responsibility for such Work and shall bear the costs attributable to correction.

§ 3.7.4 Concealed or Unknown Conditions. If the Contractor encounters conditions at the site that are (1) subsurface or otherwise concealed physical conditions that differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, that differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, the Contractor shall promptly provide notice to the Owner and the Architect before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if the Architect determines that they differ materially and cause an increase or decrease in the Contractor’s cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect shall promptly notify the Owner and Contractor in writing, stating the reasons. If either party disputes the Architect’s determination or recommendation, that party may proceed as provided in Article 15.

§ 3.7.5 If, in the course of the Work, the Contractor encounters human remains or recognizes the existence of burial markers, archaeological sites or wetlands not indicated in the Contract Documents, the Contractor shall immediately suspend any operations that would affect them and shall notify the Owner and Architect. Upon receipt of such notice, the Owner shall promptly take any action necessary to obtain governmental authorization required to resume the operations. The Contractor shall continue to suspend such operations until otherwise instructed by the Owner but shall continue with all other operations that do not affect those remains or features. Requests for adjustments in the Contract Sum and Contract Time arising from the existence of such remains or features may be made as provided in Article 15.

§ 3.8 ALLOWANCES

§ 3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities to whom the Contractor has reasonable objection.

§ 3.8.2 Unless otherwise provided in the Contract Documents,

.1                     allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

.2                     Contractor’s costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the ; and

.3                     whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect the difference between actual costs and the allowances under Section 3.8.2.1 and Fee..

§ 3.8.3 Materials and equipment under an allowance shall be selected by the Owner with reasonable promptness.

§ 3.9 SUPERINTENDENT

§ 3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent and project manager shall represent the Contractor, and communications given to the project manager shall be as binding as if given to the Contractor.

§ 3.9.2 The Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the name and qualifications of a proposed superintendent. The Architect may reply within 14 days to the Contractor in writing stating (1) whether the Owner or the Architect has reasonable objection to the proposed superintendent or (2) that the Architect requires additional time to review. Failure of the Architect to reply within the 14 day period shall constitute notice of no reasonable objection.

§ 3.9.3 The Contractor shall not employ a proposed superintendent to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not change the superintendent without the Owner’s consent, which shall not unreasonably be withheld or delayed.

§ 3.10 CONTRACTOR’S CONSTRUCTION SCHEDULES

§ 3.10.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner’s and Architect’s information a Contractor’s construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.

§ 3.10.2 The Contractor shall prepare a submittal schedule, promptly after being awarded the Contract and thereafter as necessary to maintain a current submittal schedule, and shall submit the schedule(s) for the Architect’s approval. The Architect’s approval shall not unreasonably be delayed or withheld. The submittal schedule shall (1) be coordinated with the Contractor’s construction schedule, and (2) allow the Architect reasonable time to review submittals. If the Contractor fails to submit a submittal schedule, the Contractor shall not be entitled to any increase in Contract Sum or extension of Contract Time based on the time required for review of submittals.

§ 3.10.3 The Contractor shall perform the Work in general accordance with the most recent schedules submitted to the Owner and Architect.

§ 3.11 DOCUMENTS AND SAMPLES AT THE SITE

The Contractor shall maintain at the site for the Owner one copy of the Drawings, Specifications, Addenda, Change Orders and other Modifications, in good order and marked currently to indicate field changes and selections made during construction, and one copy of approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Architect and shall be delivered to the Architect for submittal to the Owner upon completion of the Work as a record of the Work as constructed.

§ 3.12 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES

§ 3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

§ 3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

§ 3.12.3 Samples are physical examples that illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

§ 3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. Their purpose is to demonstrate the way by which the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents for those portions of the Work for which the Contract Documents require submittals. Review by the Architect is subject to the limitations of Section 4.2.7. Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents. Submittals that are not required by the Contract Documents may be returned by the Architect without action.

§ 3.12.5 The Contractor shall review for compliance with the Contract Documents, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents in accordance with the submittal schedule approved by the Architect or, in the absence of an approved submittal schedule, with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors.

§ 3.12.6 By submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents to the Owner and Architect that the Contractor has (1) reviewed and approved them, (2) determined and verified materials, field measurements and field construction criteria related thereto, or will do so and (3) checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

§ 3.12.7 The Contractor shall perform no portion of the Work for which the Contract Documents require submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect.

§ 3.12.8 The Work shall be in accordance with approved submittals except that the Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect’s approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and (1) the Architect has given written approval to the specific deviation as a minor change in the Work, or (2) a Change Order or Construction Change Directive has been issued authorizing the deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect’s approval thereof.

§ 3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals. In the absence of such written notice, the Architect’s approval of a resubmission shall not apply to such revisions.

§ 3.12.10 The Contractor shall not be required to provide professional services that constitute the practice of architecture or engineering unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Contractor needs to provide such services in order to carry out the Contractor’s responsibilities for construction means, methods, techniques, sequences and procedures. The Contractor shall not be required to provide professional services in violation of applicable law. If professional design services or certifications by a design professional related to systems, materials or equipment are specifically required of the Contractor by the Contract Documents, the Owner and the Architect will specify all performance and design criteria that such services must satisfy. The Contractor shall cause such services or certifications to be provided by a properly licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings and other submittals prepared by such professional. Shop Drawings and other submittals related to the Work designed or certified by such professional, if prepared by others, shall bear such professional’s written approval when submitted to the Architect. The Owner and the Architect shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications and approvals performed or provided by such design professionals, provided the Owner and Architect have specified to the Contractor all performance and design criteria that such services must satisfy. Pursuant to this Section 3.12.10, the Architect will review, approve or take other appropriate action on submittals only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Contractor shall not be responsible for the adequacy of the performance and design criteria specified in the Contract Documents.

§ 3.13 USE OF SITE

The Contractor shall confine operations at the site to areas permitted by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

§ 3.14 CUTTING AND PATCHING

§ 3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly. All areas requiring cutting, fitting and patching shall be restored to the condition existing prior to the cutting, fitting and patching, unless otherwise required by the Contract Documents.

§ 3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor’s consent to cutting or otherwise altering the Work.

§ 3.15 CLEANING UP

§ 3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work, the Contractor shall remove waste materials, rubbish, the Contractor’s tools, construction equipment, machinery and surplus materials from and about the Project.

§ 3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and Owner shall be entitled to reimbursement from the Contractor.

§ 3.16 ACCESS TO WORK

The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.

§ 3.17 ROYALTIES, PATENTS AND COPYRIGHTS

The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents, or where the copyright violations are contained in Drawings, Specifications or other documents prepared by the Owner or Architect. However, if the Contractor ~~has reason to believe~~ knows that the required design, process or product is an infringement of a copyright or a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

§ 3.18 INDEMNIFICATION

§ 3.18.1 To the fullest extent permitted by law the Contractor shall indemnify and hold harmless the Owner, and its agents and employees from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), but only to the extent caused by the negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Section 3.18.

§ 3.18.2 In claims against any person or entity indemnified under this Section 3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under Section 3.18.1 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers’ compensation acts, disability benefit acts or other employee benefit acts.

§ 3.18.3 Should Contractor incur any claims pursuant to Section 3.18.1 which are subsequently determined not to be the responsibility of the Contractor, Owner shall then reimburse Contractor such cost including, without limitation, any applicable insurance deductibles and attorney’s fees.

ARTICLE 4   ARCHITECT

§ 4.1 GENERAL

§ 4.1.1 The Owner shall retain an architect lawfully licensed to practice architecture or an entity lawfully practicing architecture in the jurisdiction where the Project is located. That person or entity is identified as the Architect in the Agreement and is referred to throughout the Contract Documents as if singular in number.

§ 4.1.2 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect. Consent shall not be unreasonably withheld.

§ 4.1.3 If the employment of the Architect is terminated, the Owner shall employ a successor architect as to whom the Contractor has no reasonable objection and whose status under the Contract Documents shall be that of the Architect.

§ 4.2 ADMINISTRATION OF THE CONTRACT

§ 4.2.1 The Architect will provide administration of the Contract as described in the Contract Documents ~~and will be an Owner’s representative during construction until the date the Architect issues the final Certificate For Payment~~. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents.

§ 4.2.2 The Architect will visit the site at intervals appropriate to the stage of construction, or as otherwise agreed with the Owner, to become generally familiar with the progress and quality of the portion of the Work completed, and to determine in general if the Work observed is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. The Architect will not have control over, charge of, or responsibility for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, since these are solely the Contractor’s rights and responsibilities under the Contract Documents, except as provided in Section 3.3.1.

§ 4.2.3 On the basis of the site visits, the Architect will keep the Owner reasonably informed about the progress and quality of the portion of the Work completed, and report to the Owner (1) known deviations from the Contract Documents and from the most recent construction schedule submitted by the Contractor, and (2) defects and deficiencies observed in the Work. The Architect will not be responsible for the Contractor’s failure to perform the Work in accordance with the requirements of the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.

§ 4.2.4 COMMUNICATIONS FACILITATING CONTRACT ADMINISTRATION

The Owner and Contractor shall communicate directly with each other and the the Architect about matters arising out of or relating to the Contract. Communications by and with the Architect’s consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with separate contractors shall be through the Owner.

§ 4.2.5 At the Owner’s election, b~~B~~ased on the Architect’s evaluations of the Contractor’s Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

§ 4.2.6 The Architect has authority to reject Work that does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable, the Architect will have authority to require inspection or testing of the Work in accordance with Sections 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.

§ 4.2.7 The Architect will review and approve, or take other appropriate action upon, the Contractor’s submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect’s action will be taken in accordance with the submittal schedule approved by the Architect or, in the absence of an approved submittal schedule, with reasonable promptness while allowing sufficient time to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect’s review of the Contractor’s submittals shall not relieve the Contractor of the obligations under Sections 3.3, 3.5 and 3.12. The Architect’s review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect’s approval of a specific item shall not indicate approval of an assembly of which the item is a component.

§ 4.2.8 The Architect or Contractor if requested by the Owner, will prepare Change Orders and Construction Change Directives.  Architect may authorize minor changes in the Work as provided in Section 7.4. The Architect will investigate and make determinations and recommendations regarding concealed and unknown conditions as provided in Section 3.7.4.

§ 4.2.9 The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion; issue Certificates of Substantial Completion pursuant to Section 9.8; receive and forward to the Owner, for the Owner’s review and records, written warranties and related documents required by the Contract and assembled by the Contractor pursuant to Section 9.10; and issue a final Certificate for Payment pursuant to Section 9.10.

§ 4.2.10 If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect’s responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

§ 4.2.11 The Architect will interpret and decide matters concerning performance under, and requirements of, the Contract Documents on written request of either the Owner or Contractor. The Architect’s response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness.

§ 4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of, and reasonably inferable from, the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions rendered in good faith.

§ 4.2.13 The Architect’s decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.

§ 4.2.14 The Architect will review and respond to requests for information about the Contract Documents. The Architect’s response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness so as not to delay the Work. If appropriate, the Architect will prepare and issue supplemental Drawings and Specifications in response to the requests for information.

ARTICLE 5   SUBCONTRACTORS

§ 5.1 DEFINITIONS

§ 5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term “Subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term “Subcontractor” does not include a separate contractor or subcontractors of a separate contractor.

§ 5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term “Sub-subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

§ 5.2 AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK

§ 5.2.1 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Architect may reply within 14 days to the Contractor in writing stating (1) whether the Owner or the Architect has reasonable objection to any such proposed person or entity or (2) that the Architect requires additional time for review. Failure of the Owner or Architect to reply within the 14 day period shall constitute notice of no reasonable objection.

§ 5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

§ 5.2.3 If the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. If the proposed but rejected Subcontractor was reasonably capable of performing the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute Subcontractor’s Work. However, no increase in the Contract Sum or Contract Time shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

§ 5.2.4 The Contractor shall not substitute a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such substitution.

§ 5.3 SUBCONTRACTUAL RELATIONS

By appropriate agreement, written where legally required for validity, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities, including the responsibility for safety of the Subcontractor’s Work, which the Contractor, by these Documents, assumes toward the Owner ~~and Architect~~. Each subcontract agreement shall preserve and protect the rights of the Owner ~~and Architect~~ under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement that may be at variance with the Contract Documents. Subcontractors will similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

§ 5.4 CONTINGENT ASSIGNMENT OF SUBCONTRACTS

§ 5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner, provided that

.1                     assignment is effective only after termination of the Contract by the Owner for cause pursuant to Section 14.2 and only for those subcontract agreements that the Owner accepts by notifying the Subcontractor and Contractor in writing; and

.2                     assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

When the Owner accepts the assignment of a subcontract agreement, the Owner assumes the Contractor’s rights and obligations under the subcontract.

§ 5.4.2 Upon such assignment, if the Work has been suspended for more than 30 days, the Subcontractor’s compensation shall be equitably adjusted for increases in cost resulting from the suspension.

§ 5.4.3 Upon such assignment to the Owner under this Section 5.4, the Owner may further assign the subcontract to a successor contractor or other entity. If the Owner assigns the subcontract to a successor contractor or other entity, the Owner shall nevertheless remain legally responsible for all of the successor contractor’s obligations under the subcontract occurring after the date of assignment to Owner under Section 5.4. Contractor is responsible only for those portions of work that were completed prior to assignment of the applicable Subcontract.

ARTICLE 6   CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

§ 6.1 OWNER’S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS

§ 6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner’s own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided in Article 15.

§ 6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term “Contractor” in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.

§ 6.1.3 The Owner shall provide for coordination of the activities of the Owner’s own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules. The Contractor shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Owner until subsequently revised, provided that Owner shall cause such schedule to be binding upeon separate contractors employed by Owner.

§ 6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner’s own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights that apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this Article 6 and Articles 10, 11 and 12.

§ 6.2 MUTUAL RESPONSIBILITY

§ 6.2.1 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor’s construction and operations with theirs as required by the Contract Documents.

§ 6.2.2 If part of the Contractor’s Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Architect apparent discrepancies or defects discovered in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner’s or separate contractor’s completed or partially completed construction is fit and proper to receive the Contractor’s Work, except as to defects not then reasonably discoverable.

§ 6.2.3 The Contractor shall reimburse the Owner for costs the Owner incurs that are payable to a separate contractor because of the Contractor’s delays, improperly timed activities or defective construction. The Owner shall be responsible to the Contractor for costs the Contractor incurs because of a separate contractor’s delays, improperly timed activities, bodily injury to any of the Contractor’s or Subcontractor’s employees, damage to the Work or defective construction.

§ 6.2.4 The Contractor shall promptly remedy damage the Contractor wrongfully causes to completed or partially completed construction or to property of the Owner or separate contractors as provided in Section 10.2.5.

§ 6.2.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Section 3.14.

§ 6.3 OWNER’S RIGHT TO CLEAN UP

If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and the Architect will allocate the cost among those responsible.

ARTICLE 7   CHANGES IN THE WORK

§ 7.1 GENERAL

§ 7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

§ 7.1.2 A Change Order shall be based upon agreement among the Owner, Contractor and Architect; a Construction Change Directive requires agreement by the Owner and Architect and may or may not be agreed to by the Contractor; an order for a minor change in the Work may be issued by the Architect alone.

§ 7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work.

§ 7.2 CHANGE ORDERS

§ 7.2.1 A Change Order is a written instrument prepared by the ~~Architect~~ Contractor and signed by the Owner, Contractor and Architect stating their agreement upon all of the following:

.1                     The change in the Work;

.2                     The amount of the adjustment, if any, in the Contract Sum; and

.3                     The extent of the adjustment, if any, in the Contract Time.

§ 7.3 CONSTRUCTION CHANGE DIRECTIVES

§ 7.3.1 A Construction Change Directive is a written order prepared by the Architect , or Contractor, and signed by the Owner (and Architect if so required by the Owner, directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.

§ 7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

§ 7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:

.1                     Mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

.2                     Unit prices stated in the Contract Documents or subsequently agreed upon;

.3                     Cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or

.4                     As provided in Section 7.3.7.

§ 7.3.4 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order or Construction Change Directive so that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

§ 7.3.5 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor’s agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.

§ 7.3.6 A Construction Change Directive signed by the Contractor indicates the Contractor’s agreement therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

§ 7.3.7 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, Owner or the Architect shall determine the method and the adjustment on the basis of actual expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, an amount for overhead and profit as set forth in the Agreement, or if no such amount is set forth in the Agreement, a reasonable amount. In such case, and also under Section 7.3.3.3, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Section 7.3.7 shall be limited to the following:

.1                     Costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers’ compensation insurance;

.2                     Costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

.3                     Rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;

.4                     Costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and

.5                     Additional costs of supervision and field office personnel directly attributable to the change.

The Architect’s determination, as specified above, shall not be less than the actual costs expended by the Contractor in performing the changed Work and such cost shall be mutually agreeable between Owner and Contractor.  If the Architect’s determination is believed by the Contractor to be less than its actual costs (incurred or projected) in performing the Work, the Contractor may initiate mediation upon a statement of disagreement with the Architect.

§ 7.3.8 The amount of credit to be allowed by the Contractor to the Owner for a deletion or change that results in a net decrease in the Contract Sum shall be actual cost. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase or decrease, if any, with respect to that change.

§ 7.3.9 Pending final determination of the total cost of a Construction Change Directive to the Owner, the Contractor may request payment for Work completed under the Construction Change Directive in Applications for Payment. The Architect will make an interim determination for purposes of monthly certification for payment for those costs and certify for payment the amount that the Architect determines, in the Architect’s professional judgment, to be reasonably justified. The Architect’s interim determination of cost shall adjust the Contract Sum on the same basis as a Change Order, subject to the right of either party to disagree and assert a Claim in accordance with Article 15.

§ 7.3.10 When the Owner and Contractor agree with the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and the Architect will prepare a Change Order. Change Orders may be issued for all or any part of a Construction Change Directive.

§ 7.4 MINOR CHANGES IN THE WORK

The Architect has authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes will be effected by written order signed by the Architect and shall be binding on the Owner and Contractor.

§ 7.5 Notwithstanding any provision of any Contract Document to the contrary, no change in the Work, whether by way of alteration or addition to the Work, shall be the basis of any increase to the Contract Sum or extension of the Contract Time unless and until such alteration or addition has been authorized by a Change Order or Construction Change Directive executed and issued in accordance with and in compliance with the requirements of the Contract Documents. No Change Order or Construction Change Directive increasing the Contract Sum or extending the Contract Time shall be binding upon Owner unless approved in writing by Owner. The foregoing requirements are of the essence of the Contract Documents. Accordingly, no course of conduct or dealings between the parties, nor express or implied acceptance of alterations or additions to the Work, and no claim that Owner has been unjustly enriched by any alteration or adjustments to the Work, whether or not in fact there is any such unjust enrichment, shall be the basis for any claim to an increase in the Contract Sum or extension of the Contract Time.

ARTICLE 8   TIME

§ 8.1 DEFINITIONS

§ 8.1.1 Unless otherwise provided, Contract Time is the period of time~~, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.~~ commencing on the date of commencement of the Work and ~~reaching~~ ending on the date of Substantial Completion , subject to adjustments in accordance with the terms of the work schedule attached to the contract as Exhibit “D” and made a part thereof.

§ 8.1.2 The date of commencement of the Work is the date established in the Agreement.

§ 8.1.3 The date of Substantial Completion is the date ~~certified by the Architect in accordance with~~ as established in Section 9.8.

§ 8.1.4 The term “day” as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

§ 8.2 PROGRESS AND COMPLETION

§ 8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

§ 8.2.2 The Contractor shall not knowingly,  except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor and Owner. The date of commencement of the Work shall not be changed by the effective date of Contractor’s insurance.

§ 8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

§ 8.3 DELAYS AND EXTENSIONS OF TIME

§ 8.3.1 If the Contractor is delayed at any time in the commencement or progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner; or by changes ordered in the Work; or by labor disputes, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor’s control; or by delay authorized by the Owner pending mediation and arbitration; or by other causes that the Architect determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as mutually agreed to by Owner and Contractor.

§ 8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Article 15.

§ 8.3.3 This Section 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract Documents.

ARTICLE 9   PAYMENTS AND COMPLETION — SEE EXHIBIT F — PAYMENTS

~~§ 9.1 CONTRACT SUM~~

~~The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.~~

~~§ 9.2 SCHEDULE OF VALUES~~

~~Where the Contract is based on a stipulated sum or Guaranteed Maximum Price, the Contractor shall submit to the Architect and Owner, before the first Application for Payment, a schedule of values allocating the entire Contract Sum to the various portions of the Work and prepared in such form and supported by such data to substantiate its accuracy as the Architect or Owner may require. This schedule, unless objected to by the Architect or Owner, shall be used as a basis for reviewing the Contractor’s Applications for Payment.~~

~~§ 9.3 APPLICATIONS FOR PAYMENT~~

~~§ 9.3.1 At least ten days before the date established for each progress payment, the Contractor shall submit to the Architect an itemized Application for Payment prepared in accordance with the schedule of values, if required under Section 9.2., for completed portions of the Work. Such application shall be notarized, if required, and supported by such data substantiating the Contractor’s right to payment as the Owner or Architect may require, such as copies of requisitions from Subcontractors and material suppliers, and shall reflect retainage if provided for in the Contract Documents. With each Application for Payment, the Contractor shall submit statutory compliant conditional waivers and releases of liens for the amount in the current Application for Payment and statutory compliant unconditional waivers and release of liens for payments previously made by the Owner to the Contractor.~~

~~§ 9.3.1.1 As provided in Section 7.3.9, such applications may include requests for payment on account of changes in the Work that have been properly authorized by Construction Change Directives, or by interim determinations of the Architect, but not yet included in Change Orders.~~

~~§ 9.3.1.2 Applications for Payment shall not include requests for payment for portions of the Work for which the Contractor does not intend to pay a Subcontractor or material supplier, unless such Work has been performed by others whom the Contractor intends to pay.~~

~~§ 9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner’s title to such materials and equipment or otherwise protect the Owner’s interest, and shall include the costs of applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.~~

~~§ 9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner at the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor’s knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.~~

~~§ 9.4 CERTIFICATES FOR PAYMENT~~

~~§ 9.4.1 The Architect will, within seven days after receipt of the Contractor’s Application for Payment, either issue to the Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor and Owner in writing of the Architect’s reasons for withholding certification in whole or in part as provided in Section 9.5.1.~~

~~§ 9.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect’s evaluation of the Work and the data comprising the Application for Payment, that, to the best of the Architect’s knowledge, information and belief, the Work has progressed to the point indicated and that the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Contract Documents prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor’s right to payment, or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.~~

~~§ 9.5 DECISIONS TO WITHHOLD CERTIFICATION~~

~~§ 9.5.1 The Architect may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect’s opinion the representations to the Owner required by Section 9.4.2 cannot~~

~~be made. If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in Section 9.4.1. If the Contractor and Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner. The Architect may also withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Architect’s opinion to protect the Owner from loss for which the Contractor is responsible, including loss resulting from acts and omissions described in Section 3.3.2, because of~~

~~.1                     defective Work not remedied;~~

~~.2                     third party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Contractor;~~

~~.3                     failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;~~

~~.4                     reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;~~

~~.5                     damage to the Owner or a separate contractor;~~

~~.6                     reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or~~

~~.7                     repeated failure to carry out the Work in accordance with the Contract Documents.~~

~~§ 9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.~~

~~§ 9.5.3 If the Architect withholds certification for payment under Section 9.5.1.3, the Owner may, at its sole option, issue joint checks to the Contractor and to any Subcontractor or material or equipment suppliers to whom the Contractor failed to make payment for Work properly performed or material or equipment suitably delivered. If the Owner makes payments by joint check, the Owner shall notify the Architect and the Architect will reflect such payment on the next Certificate for Payment.~~

~~§ 9.6 PROGRESS PAYMENTS~~

~~§ 9.6.1 After the Architect has issued a Certificate for Payment or seven (7) days after Architect’s receipt of Contractor’s Application for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents, and shall so notify the Architect.~~

~~§ 9.6.2 The Contractor shall pay each Subcontractor upon receipt of payment from the Owner, in accordance to the terms of their subcontract agreements, the amount to which the Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of the Subcontractor’s portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in a similar manner.~~

~~§ 9.6.3 The Architect may, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Architect and Owner on account of portions of the Work done by such Subcontractor.~~

~~§ 9.6.4 The Owner has the right to request written evidence from the Contractor that the Contractor has properly paid Subcontractors and material and equipment suppliers amounts paid by the Owner to the Contractor for subcontracted Work. If the Contractor fails to furnish such evidence within seven days, the Owner shall have the right to contact Subcontractors to ascertain whether they have been properly paid. Neither the Owner nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor, except as may otherwise be required by law.~~

~~§ 9.6.5 Contractor payments to material and equipment suppliers shall be treated in a manner similar to that provided in Sections 9.6.2, 9.6.3 and 9.6.4.~~

~~§ 9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.~~

~~§ 9.6.7 Unless the Contractor provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Contractor for Work properly performed by Subcontractors and suppliers shall be held by the Contractor for those Subcontractors or suppliers who performed Work or furnished materials, or both, under contract with the Contractor for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Contractor, shall create any fiduciary liability or tort liability on the part of the Contractor for breach of trust or shall entitle any person or entity to an award of punitive damages against the Contractor for breach of the requirements of this provision.~~

~~§ 9.7 FAILURE OF PAYMENT~~

~~If the Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven days after receipt of the Contractor’s Application for Payment, or if the Owner does not pay the Contractor within seven days after the date established in the Contract Documents the amount certified by the Architect or awarded by binding dispute resolution, then the Contractor may, upon seven additional days’ written notice to the Owner and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor’s reasonable costs of shut-down, delay and start-up, plus interest as provided for in the Contract Documents. Notwithstanding anything to the contrary in this Agreement, Contractor shall not be obligated to remove or be liable for liens recorded due to payment default by the Owner or for liens recorded solely due to expiration of lien rights caused by recordation of a Notice of Completion prior to final payment.~~

§ 9.8 SUBSTANTIAL COMPLETION

§ 9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work for its intended use.

§ 9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents.

§ 9.8.3 Upon receipt of the Contractor’s list, the Architect will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect’s inspection discloses any item, whether or not included on the Contractor’s list, which is not sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work or designated portion thereof for its intended use, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect. In such case, the Contractor shall then submit a request for another inspection by the Architect to determine Substantial Completion.

§ 9.8.4 When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion that shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.

§ 9.8.5 The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate. Upon such acceptance and consent of surety, if any, the Owner shall make payment of retainage applying to such Work or designated portion thereof. Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Contract Documents.

§ 9.8.6 Thirty-five (35) days after Substantial Completion, any unpaid balance plus the remaining retention will be paid to the Contractor.  Should minor items remain to be completed, the Contractor and Owner or Architect shall list such items and the Contractor’s written acceptance of such list shall constitute its unconditional promise to complete said items within a reasonable time thereafter.  The Owner may retain a sum equal to one hundred fifty percent (150%) of the estimated cost of completing any unfinished items, provided that such items are listed separately and the estimated cost of completing any unfinished items is likewise listed separately.  Thereafter, Owner shall pay to the Contractor monthly, the amount retained for incomplete items as each of said items is completed.

§ 9.9 PARTIAL OCCUPANCY OR USE

§ 9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Section 11.3.1.5 and authorized by public authorities having jurisdiction over the Project. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work. Commencement of warranties for such portion of the Work shall commence upon Owner’s occupancy or use. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Section 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect. For any partial occupancy or use, the Owner shall reduce retainage proportionately to the Contractor at the time of partial occupancy or use.

§ 9.9.2 Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

§ 9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

§ 9.10 FINAL COMPLETION AND FINAL PAYMENT

§ 9.10.1 Upon receipt of the Contractor’s written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect’s knowledge, information and belief, and on the basis of the Architect’s on-site visits and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in the final Certificate is due and payable. The Architect’s final Certificate for Payment will constitute a further representation that conditions listed in Section 9.10.2 as precedent to the Contractor’s being entitled to final payment have been fulfilled.

§ 9.10.1.1 The Owner’s final payment to the Contractor shall be made no later than 30 days after the issuance of the Architect’s final Certificate for Payment. On or before thirty (30) days after Substantial Completion, execution of outstanding Change Orders, and completion of the punch list, the Contractor shall submit the final Application for Payment showing, in such form and detail, as the Owner shall reasonably require, the aggregate of all reimbursable costs paid or then due on account for the Cost of the Work. If the aggregate amount is greater than the total of previous payments, the Owner will pay the balance due within five (5) days of receiving the final Application for Payment. If the aggregate amount is less than the total of previous payments, the amount due to the Owner will be remitted with the final statement.

§ 9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner’s property might be responsible or encumbered (less amounts withheld by Owner) have been paid, or will be paid from amounts in the final payment, or are reserved pursuant to Section 9.10.5 or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and (5), if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, conditional final payment releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as required by the Contract Documents.. If a Subcontractor refuses to furnish such a release or waiver required by the Contract, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys’ fees.

§ 9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Architect so confirms, the Owner shall, upon application by the Contractor and certification by the Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

§ 9.10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from

.1                     liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;

.2                     failure of the Work to comply with the requirements of the Contract Documents; or

.3                     terms of special warranties required by the Contract Documents.

§ 9.10.5 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

ARTICLE 10   PROTECTION OF PERSONS AND PROPERTY

§ 10.1 SAFETY PRECAUTIONS AND PROGRAMS

The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

§ 10.2 SAFETY OF PERSONS AND PROPERTY

§ 10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to

.1                     employees on the Work and other persons who may be affected thereby;

.2                     the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor’s Subcontractors or Sub-subcontractors; and

.3                     other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

§ 10.2.2 The Contractor shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

§ 10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

§ 10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

§ 10.2.5 The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Sections 10.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under

Sections 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor’s obligations under Section 3.18.

§ 10.2.6 The Contractor shall designate a responsible member of the Contractor’s organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor’s superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.

§ 10.2.7 The Contractor shall not permit any part of the construction or site to be loaded so as to cause damage or create an unsafe condition.

§ 10.2.8 INJURY OR DAMAGE TO PERSON OR PROPERTY

If either party suffers injury or damage to person or property because of an act or omission of the other party, or of others for whose acts such party is legally responsible, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.

§ 10.3 HAZARDOUS MATERIALS

§ 10.3.1 The Contractor is responsible for compliance with any requirements included in the Contract Documents regarding hazardous materials. If the Contractor encounters a hazardous material or substance not addressed in the Contract Documents and if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner and Architect in writing.

§ 10.3.2 Upon receipt of the Contractor’s written notice, the Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Contractor and, in the event such material or substance is found to be present, to cause it to be rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Contractor and Architect the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Contractor and the Architect will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persons or entities proposed by the Owner. If either the Contractor or Architect has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Contractor and the Architect have no reasonable objection. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Contractor. By Change Order, the Contract Time shall be extended appropriately and the Contract Sum shall be increased in the amount of the Contractor’s reasonable additional costs of shut-down, delay and start-up.

§ 10.3.3 To the fullest extent permitted by law, the Owner shall defend, indemnify and hold harmless the Contractor, Subcontractors, Architect, Architect’s consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work in the affected area if in fact the material or substance presents the risk of bodily injury or death as described in Section 10.3.1 and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), except to the extent that such damage, loss or expense is due to the fault or negligence of the party seeking indemnity.

§ 10.3.4 The Owner shall not be responsible under this Section 10.3 for materials or substances the Contractor brings to the site unless such materials or substances are required by the Contract Documents. The Owner shall be responsible for materials or substances required by the Contract Documents, except to the extent of the Contractor’s fault or negligence in the use and handling of such materials or substances.

§ 10.3.5 The Contractor shall indemnify the Owner for the cost and expense the Owner incurs (1) for remediation of a material or substance the Contractor brings to the site and negligently handles, or (2) where the Contractor fails to perform its obligations under Section 10.3.1, except to the extent that the cost and expense are due to the Owner’s fault or negligence.

§ 10.3.6 If, without negligence on the part of the Contractor, the Contractor is held liable by a government agency for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Contract Documents, the Owner shall indemnify the Contractor for all cost and expense thereby incurred.

§ 10.4 EMERGENCIES

In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor’s discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Article 15 and Article 7.

ARTICLE 11   INSURANCE AND BONDS

§ 11.1 CONTRACTOR’S LIABILITY INSURANCE

§ 11.1.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located such insurance as will protect the Contractor from claims set forth below caused by the Contractor’s operations and completed operations under the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

.1                     Claims under workers’ compensation, disability benefit and other similar employee benefit acts that are applicable to the Work to be performed;

.2                     Claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor’s employees;

.3                     Claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor’s employees;

.4                     Claims for damages insured by usual personal injury liability coverage;

.5                     Claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

.6                     Claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle;

.7                     Claims for bodily injury or property damage arising out of completed operations; and

.8                     Claims involving contractual liability insurance applicable to the Contractor’s obligations under Section 3.18.

§ 11.1.2 The insurance required by Section 11.1.1 shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from the date of commencement of the Work until the date of final payment and termination of any coverage required to be maintained after final payment, and, with respect to the Contractor’s completed operations coverage, for ten (10) years following the completion of work to cover the Statue of Repose.~~until the expiration of the period for correction of Work or for such other period for maintenance of completed operations coverage~~ as specified in the Contract Documents.

§ 11.1.3 Certificates of insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work and thereafter upon renewal or replacement of each required policy of insurance. These certificates and the insurance policies required by this Section 11.1 shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner except that ten (10) days shall apply in the event of cancellation for non-payment of premium. An additional certificate evidencing continuation of liability coverage, including coverage for completed operations, shall be submitted with the final Application for Payment as required by Section 9.10.2 and thereafter upon renewal or replacement of such coverage until the expiration of the time required by Section 11.1.2. Information concerning reduction of coverage on account of revised limits or claims paid under the General Aggregate, or both, shall be furnished by the Contractor with reasonable promptness.

§ 11.1.4 The Contractor shall cause the commercial liability coverage required by the Contract Documents to include (1) the Owner, the Architect and the Architect’s Consultants as additional insureds for claims caused in whole or in part by the Contractor’s negligent acts or omissions during the Contractor’s operations; and (2) the Owner as an additional insured for claims caused in whole or in part by the Contractor’s negligent acts or omissions during the Contractor’s completed operations.

§ 11.2 OWNER’S LIABILITY INSURANCE

The Owner shall be responsible for purchasing and maintaining the Owner’s usual liability insurance.

§ 11.3 PROPERTY INSURANCE

§ 11.3.1 Unless otherwise provided, the Owner shall purchase and maintain, before exposure to a covered loss may occur, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance written on a builder’s risk “all-risk” or equivalent policy form in the amount of the initial Contract Sum, plus value of subsequent Contract Modifications and cost of materials supplied or installed by Owner or others, comprising total value for the entire Project at the site on a replacement cost basis including cost to cover professional fees, without optional deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Section 9.10 or until no person or entity other than the Owner has an insurable interest in the property required by this Section 11.3 to be covered, whichever is later. This insurance shall include interests of the Owner, the Contractor, Subcontractors and Sub-subcontractors in the Project. Contractor, subcontractors and sub-subcontractors shall be named as additional insureds under such property policy.

§ 11.3.1.1 Property insurance shall be on a standard commercially available  “all-risk” or equivalent policy form and shall include, without limitation, insurance against the perils of fire (with extended coverage) and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, including resulting damage arising out of any faulty workmanship, design error or omission, earthquake, flood, windstorm, falsework, settlement, expansion or contraction of soils, testing and startup, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect’s and Contractor’s services and expenses required as a result of such insured loss.

§ 11.3.1.1.1.1   If Owner chooses not to purchase property insurance covering damage to Work caused by the perils of earthquake, windstorm, terrorism or flood, the Owner shall be responsible for the cost of any damage and repair to the Work resulting from such perils.  The Owner, furthermore, waives claims against the Contractor for damage caused by such perils and agrees to indemnify the Contractor from any and all such claims.

§ 11.3.1.2 If the Owner does not intend to purchase such property insurance required by the Contract and with all of the coverages in the amount described above, the Owner shall so inform the Contractor in writing prior to commencement of the Work. The Contractor may then effect insurance that will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the Work, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, without so notifying the Contractor in writing, then the Owner shall bear all reasonable costs properly attributable thereto.

§ 11.3.1.3 If the property insurance requires deductibles, the Owner shall pay costs not covered because of such deductibles.

§ 11.3.1.4 This property insurance shall cover portions of the Work stored off the site, and also portions of the Work in transit.

§ 11.3.1.5 Partial occupancy or use in accordance with Section 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

§ 11.3.2 BOILER AND MACHINERY INSURANCE

The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Contractor, Subcontractors and Sub-subcontractors in the Work, and the Owner and Contractor shall be named insureds.

§ 11.3.3 LOSS OF USE INSURANCE

The Owner, at the Owner’s option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner’s property due to fire or other hazards, however caused. The Owner waives all rights of action against the Contractor for loss of use of the Owner’s property, including consequential losses due to fire or other hazards however caused.

§ 11.3.4 If the Contractor requests in writing that insurance for risks other than those described herein or other special causes of loss be included in the property insurance policy, the Owner shall, if possible, include such insurance, and the cost thereof shall be charged to the Contractor by appropriate Change Order.

§ 11.3.5 If during the Project construction period the Owner insures properties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Section 11.3.7 for damages caused by fire or other causes of loss covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

§ 11.3.6 Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this Section 11.3. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire, and that its limits will not be reduced, until at least 30 days’ prior written notice has been given to the Contractor. If the Owner has not provided acceptable evidence of property insurance coverage required herein before exposure to a covered loss may occur, then the Contractor may obtain such coverage and by appropriate Change Order the cost thereof shall be charged to the Owner. If adequate coverage is later obtained by the Owner, then the Contractor shall terminate any property insurance coverage so obtained.

§ 11.3.7 WAIVERS OF SUBROGATION

The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect’s consultants, separate contractors described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to this Section 11.3 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect’s consultants, separate contractors described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

§ 11.3.8 A loss insured under the Owner’s property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Section 11.3.10. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.

§ 11.3.9 If required in writing by a party in interest, the Owner as fiduciary shall, upon occurrence of an insured loss, give bond for proper performance of the Owner’s duties. The cost of required bonds shall be charged against proceeds received as fiduciary to the extent such costs are covered under the policy. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or as determined in accordance with the method of binding dispute resolution selected in the Agreement between the Owner and Contractor. If after such loss no other special agreement is made and unless the Owner terminates the Contract for convenience, replacement of damaged property shall be performed by the Contractor after notification of a Change in the Work in accordance with Article 7.

§ 11.3.10 The Owner as fiduciary shall have power to adjust and settle a loss with insurers subject to Contractor’s agreement of such adjustment and settlement and only in the event that the Contractor’s and/or its subcontractors’ interests are affected. Any disputes shall be resolved as provided in Sections 15.3 and 15.4. The Owner as fiduciary shall, in the case of arbitration, make settlement with insurers in accordance with directions of the arbitrators. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

§ 11.3.11 Notwithstanding anything to the contrary in this Contract, Contractor’s performance of any replacement of the Work shall be performed pursuant to the Change Order provisions of Article 7, to the extent that; (i) the damage is covered by the property insurance provisions of the Contract; or (ii) the damage is not due to the negligence or willful misconduct of the Contractor.

§ 11.4 PERFORMANCE BOND AND PAYMENT BOND

§ 11.4.1 The Owner shall have the right to require the Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.

§ 11.4.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall authorize a copy to be furnished.

§ 11.5 SUBCONTRACTOR DEFAULT INSURANCE

§ 11.5.1 The Contractor shall have the right to provide subcontractor default insurance for eligible Projects.

ARTICLE 12   UNCOVERING AND CORRECTION OF WORK

§ 12.1 UNCOVERING OF WORK

§ 12.1.1 If a portion of the Work is covered contrary to the Architect’s request or to requirements specifically expressed in the Contract Documents, it must, if requested in writing by the Architect, be uncovered for the Architect’s examination and be replaced at the Contractor’s expense without change in the Contract Time.

§ 12.1.2 If a portion of the Work has been covered that the Architect has not specifically requested to examine prior to its being covered, the Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be at the Owner’s expense. If such Work is not in accordance with the Contract Documents, such costs and the cost of correction shall be at the Contractor’s expense unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.

§ 12.2 CORRECTION OF WORK

§ 12.2.1 BEFORE OR AFTER SUBSTANTIAL COMPLETION

The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including reasonable and necessary additional testing and inspections, the cost of uncovering and replacement, and reasonable and necessary compensation for the Architect’s services and expenses made necessary thereby, shall be at the Contractor’s expense.

§ 12.2.2 AFTER SUBSTANTIAL COMPLETION

§ 12.2.2.1 In addition to the Contractor’s obligations under Section 3.5, if, within one year after the date of Substantial Completion of the Work or designated portion thereof or after the date for commencement of warranties established under Section 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of Work, if the Owner fails to notify the Contractor and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor and to make a claim for breach of warranty. If the Contractor fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the Owner or Architect, the Owner may correct it in accordance with Section 2.4.

§ 12.2.2.2 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual completion of that portion of the Work.

§ 12.2.2.3 The one-year period for correction of Work shall not be extended by corrective Work performed by the Contractor pursuant to this Section 12.2.

§ 12.2.3 The Contractor shall remove from the site portions of the Work that are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

§ 12.2.4 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor’s correction or removal of Work that is not in accordance with the requirements of the Contract Documents.

§ 12.2.5 Nothing contained in this Section 12.2 shall be construed to establish a period of limitation with respect to other obligations the Contractor has under the Contract Documents. Establishment of the one-year period for correction of Work as described in Section 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor’s liability with respect to the Contractor’s obligations other than specifically to correct the Work.

§ 12.3 ACCEPTANCE OF NONCONFORMING WORK

If the Owner prefers to accept Work that is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE 13   MISCELLANEOUS PROVISIONS

§ 13.1 GOVERNING LAW

The Contract shall be governed by the law of the place where the Project is located except that, if the parties have selected arbitration as the method of binding dispute resolution, the Federal Arbitration Act shall govern Section 15.4.

§ 13.2 SUCCESSORS AND ASSIGNS

§ 13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to covenants, agreements and obligations contained in the Contract Documents. Except as provided in Section 13.2.2, neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

§ 13.2.2 The Owner may, without consent of the Contractor, assign the Contract to a lender providing construction financing for the Project, if the lender assumes the Owner’s rights and obligations under the Contract Documents. The Contractor shall execute all consents reasonably required to facilitate such assignment.

§ 13.3 WRITTEN NOTICE

Written notice (which shall include electronic transmission) shall be deemed to have been duly served when delivered in person to the individual, to a member of the firm or entity, or to an officer of the corporation for which it was intended; or three (3) business days after deposit in the United States Mail, if sent by registered or certified mail, return receipt requested, or if transmitted before 5:00 p.m. local time, on a business day, on the date transmitted by electronic mail or facsimile (as evidenced by facsimile confirmation), otherwise on the next business day, or when delivered by a reputable courier service providing proof of delivery to, the last business address known to the party giving notice. Meeting minutes, whether prepared by the Owner, Contractor or Architect, shall not constitute written notice of any items to be approved hereunder.

§ 13.4 RIGHTS AND REMEDIES

§ 13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

§ 13.4.2 No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach there under, except as may be specifically agreed in writing.

§ 13.5 TESTS AND INSPECTIONS

§ 13.5.1 Tests, inspections and approvals of portions of the Work shall be made as required by the Contract Documents and by applicable laws, statutes, ordinances, codes, rules and regulations or lawful orders of public authorities. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals as provided for in the Contract Documents. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so that the Architect may be present for such procedures. The Owner shall bear costs of (1) tests, inspections or approvals that do not become requirements until after bids are received or negotiations concluded, and (2) tests, inspections or approvals where building codes or applicable laws or regulations prohibit the Owner from delegating their cost to the Contractor.

§ 13.5.2 If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Section 13.5.1, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so that the Architect may be present for such procedures. Such costs, except as provided in Section 13.5.3, shall be at the Owner’s expense.

§ 13.5.3 If such procedures for testing, inspection or approval under Sections 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, all costs made necessary by such failure including those of repeated procedures and compensation for the Architect’s services and expenses shall be at the Contractor’s expense.

§ 13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.

§ 13.5.5 If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.

§ 13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

§ 13.6 INTEREST

Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at five percent (5%)  per annum over the prime rate of the Wells Fargo Bank of San Francisco prevailing on the 25th day of the month preceding the date that payment was due.

§ 13.7 TIME LIMITS ON CLAIMS

The Owner and Contractor shall commence all claims and causes of action, whether in contract, tort, breach of warranty or otherwise, against the other arising out of or related to the Contract in accordance with the requirements of the final dispute resolution method selected in the Agreement within the time period specified by applicable law, but in any case not more than 10 years after the date of Substantial Completion of the Work, or termination of this Agreement, which ever if earlier. The Owner and Contractor waive all claims and causes of action not commenced in accordance with this Section 13.7.

ARTICLE 14   TERMINATION OR SUSPENSION OF THE CONTRACT

§ 14.1 TERMINATION BY THE CONTRACTOR

§ 14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 consecutive days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, for any of the following reasons:

.1                     Issuance of an order of a court or other public authority having jurisdiction that requires all Work to be stopped;

.2                     An act of government, such as a declaration of national emergency that requires all Work to be stopped;

.3                     Because the Architect has not issued a Certificate for Payment and has not notified the Contractor of the reason for withholding certification as provided in Section 9.4.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents; or

.4                     The Owner has failed to furnish to the Contractor promptly, upon the Contractor’s request, reasonable evidence as required by Section 2.2.1.

§ 14.1.2 The Contractor may terminate the Contract if, through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor,  suspensions, delays or interruptions of the entire Work by the Owner as described in Section 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 60 days in any 365-day period, whichever is less.

§ 14.1.3 If one of the reasons described in Section 14.1.1 or 14.1.2 exists, the Contractor may, upon seven days’ written notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work executed, including reasonable overhead and profit, costs incurred by reason of such termination, and damages.

§ 14.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has repeatedly failed to fulfill the Owner’s obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days’ written notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Section 14.1.3.

§ 14.2 TERMINATION BY THE OWNER FOR CAUSE

§ 14.2.1 The Owner may terminate the Contract if the Contractor

.1                     refuses or fails to supply enough properly skilled workers or proper materials;

.2                     fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;

.3                     disregards applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of a public authority; or

.4                     otherwise is guilty of substantial breach of a provision of the Contract Documents.

§ 14.2.2 When any of the above reasons exist, the Owner, upon certification by the Initial Decision Maker that sufficient cause exists to justify such action, may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor’s surety, if any, seven days’ written notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:

.1                     Exclude the Contractor from the site and take possession of all materials, equipment and tools purchased for incorporation into the Work ;

.2                     Accept assignment of subcontracts pursuant to Section 5.4; and

.3                     Finish the Work by whatever reasonable method the Owner or Architect may deem expedient. Upon written request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work.

§ 14.2.3 When the Owner terminates the Contract for one of the reasons stated in Section 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

§ 14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect’s services and expenses made necessary thereby, and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Contractor. If such costs and damages exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case may be, shall be certified by the Initial Decision Maker, upon application, and this obligation for payment shall survive termination of the Contract.

§ 14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE

§ 14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

§ 14.3.2 The Contract Sum and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay or interruption as described in Section 14.3.1. Adjustment of the Contract Sum shall include profit. No adjustment shall be made to the extent

.1                     that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or

.2                     that an equitable adjustment is made or denied under another provision of the Contract.

§ 14.4 TERMINATION BY THE OWNER FOR CONVENIENCE

§ 14.4.1 The Owner may, at any time, terminate the Contract for the Owner’s convenience and without cause.

§ 14.4.2 Upon receipt of written notice from the Owner of such termination for the Owner’s convenience, the Contractor shall

.1                     cease operations as directed by the Owner in the notice;

.2                     take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and

.3                     except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing subcontracts and purchase orders and enter into no further subcontracts and purchase orders.

§ 14.4.3 In case of such termination for the Owner’s convenience, the Contractor shall be entitled to receive payment for Work executed, and costs incurred by reason of such termination, along with overhead and profit on the Work calculated in accordance with the terms of the Contract Documents; provided, however, that in no event shall Contractor be entitled to any compensation for Work not executed. Contractor shall be entitled to general conditions for a reasonable period, not to exceed one month, to facilitate the reassignment of project staff.

ARTICLE 15   CLAIMS AND DISPUTES

§ 15.1 CLAIMS

§ 15.1.1 DEFINITION

A Claim is a demand or assertion by one of the parties seeking, as a matter of right, payment of money, or other relief with respect to the terms of the Contract. The term “Claim” also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. The responsibility to substantiate Claims shall rest with the party making the Claim.

§ 15.1.2 NOTICE OF CLAIMS

Claims by either the Owner or Contractor must be initiated by written notice to the other party and to the Initial Decision Maker with a copy sent to the Architect, if the Architect is not serving as the Initial Decision Maker.

Claims by either party must be initiated within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later.

§ 15.1.3 CONTINUING CONTRACT PERFORMANCE

Pending final resolution of a Claim, except as otherwise agreed in writing or as provided in Section 9.7 and Article 14, the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents. The Architect will prepare Change Orders and issue Certificates for Payment in accordance with the decisions of the Initial Decision Maker.

§ 15.1.4 CLAIMS FOR ADDITIONAL COST

If the Contractor wishes to make a Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section 10.4.

§ 15.1.5 CLAIMS FOR ADDITIONAL TIME

§ 15.1.5.1 If the Contractor wishes to make a Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor’s Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay, only one Claim is necessary.

§ 15.1.6 CLAIMS FOR CONSEQUENTIAL DAMAGES

The Contractor and Owner waive Claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes

.1                     damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and

.2                     damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.

This mutual waiver is applicable, without limitation, to all consequential damages due to either party’s termination in accordance with Article 14. Nothing contained in this Section 15.1.6 shall be deemed to preclude an award of liquidated damages, when applicable, in accordance with the requirements of the Contract Documents.

§ 15.2 INITIAL DECISION

§ 15.2.1 Claims, excluding those arising under Sections 10.3, 10.4, 11.3.9, and 11.3.10, shall be referred to the Initial Decision Maker for initial decision. The Architect will serve as the Initial Decision Maker, unless otherwise indicated in the Agreement. Except for those Claims excluded by this Section 15.2.1, an initial decision shall be required as a condition precedent to mediation of any Claim arising prior to the date final payment is due, unless 30 days have passed after the Claim has been referred to the Initial Decision Maker with no decision having been rendered. Unless the Initial Decision Maker and all affected parties agree, the Initial Decision Maker will not decide disputes between the Contractor and persons or entities other than the Owner.

§ 15.2.2 The Initial Decision Maker will review Claims and within ten days of the receipt of a Claim take one or more of the following actions: (1) request additional supporting data from the claimant or a response with supporting data from the other party, (2) reject the Claim in whole or in part, (3) approve the Claim, (4) suggest a compromise, or (5) advise the parties that the Initial Decision Maker is unable to resolve the Claim if the Initial Decision Maker lacks sufficient information to evaluate the merits of the Claim or if the Initial Decision Maker concludes that, in the Initial Decision Maker’s sole discretion, it would be inappropriate for the Initial Decision Maker to resolve the Claim.

§ 15.2.3 In evaluating Claims, the Initial Decision Maker may, but shall not be obligated to, consult with or seek information from either party or from persons with special knowledge or expertise who may assist the Initial Decision Maker in rendering a decision. The Initial Decision Maker may request the Owner to authorize retention of such persons at the Owner’s expense.

§ 15.2.4 If the Initial Decision Maker requests a party to provide a response to a Claim or to furnish additional supporting data, such party shall respond, within ten days after receipt of such request, and shall either (1) provide a response on the requested supporting data, (2) advise the Initial Decision Maker when the response or supporting data will be furnished or (3) advise the Initial Decision Maker that no supporting data will be furnished. Upon receipt of the response or supporting data, if any, the Initial Decision Maker will either reject or approve the Claim in whole or in part.

§ 15.2.5 The Initial Decision Maker will render an initial decision approving or rejecting the Claim, or indicating that the Initial Decision Maker is unable to resolve the Claim. This initial decision shall (1) be in writing; (2) state the reasons therefor; and (3) notify the parties and the Architect, if the Architect is not serving as the Initial Decision Maker, of any change in the Contract Sum or Contract Time or both. The initial decision shall be final and binding on the parties but subject to mediation and, if the parties fail to resolve their dispute through mediation, to binding dispute resolution.

§ 15.2.6 Either party may file for mediation of an initial decision at any time, subject to the terms of Section 15.2.6.1.

§ 15.2.6.1 Either party may, within 30 days from the date of an initial decision, demand in writing that the other party file for mediation within 60 days of the initial decision. If such a demand is made and the party receiving the demand fails to file for mediation within the time required, then both parties waive their rights to mediate or pursue binding dispute resolution proceedings with respect to the initial decision.

§ 15.2.7 In the event of a Claim against the Contractor, the Owner may, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim. If the Claim relates to a possibility of a Contractor’s default, the Owner may, but is not obligated to, notify the surety and request the surety’s assistance in resolving the controversy.

§ 15.2.8 If a Claim relates to or is the subject of a mechanic’s lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines.

§ 15.3 MEDIATION

§ 15.3.1 Claims, disputes, or other matters in controversy arising out of or related to the Contract except those waived as provided for in Sections 9.10.4, 9.10.5, and 15.1.6 shall be subject to mediation as a condition precedent to binding dispute resolution.

§ 15.3.2  If a dispute arises out of or relating to this Contract or the breach thereof, and if said dispute cannot be settled through direct discussions, the parties shall endeavor to resolve their Claims by mediation which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with its Construction Industry Mediation Procedures in effect on the date of the Agreement. The parties shall endeavor in good faith to settle the dispute in an amicable manner within 45 days of submission to mediation. A request for mediation shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the mediation. The request may be made concurrently with the filing of binding dispute resolution proceedings but, in such event, mediation shall proceed in advance of binding dispute resolution proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order. If an arbitration is stayed pursuant to this Section 15.3.2, the parties may nonetheless proceed to the selection of the arbitrator(s) and agree upon a schedule for later proceedings.

§ 15.3.3 The parties shall share the mediator’s fee and any filing fees equally. The mediation shall be held in the place where the Project is located, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof.

§ 15.4 ARBITRATION

§ 15.4.1 If the parties have selected arbitration as the method for binding dispute resolution in the Agreement, any Claim subject to, but not resolved by, mediation shall be subject to arbitration which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with its Construction Industry Arbitration Rules in effect on the date of the Agreement. A demand for arbitration shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the arbitration. The party filing a notice of demand for arbitration must assert in the demand all Claims then known to that party on which arbitration is permitted to be demanded.

§ 15.4.1.1 A demand for arbitration shall be made no earlier than concurrently with the filing of a request for mediation, but in no event shall it be made after the date when the institution of legal or equitable proceedings based on the Claim would be barred by the applicable statute of limitations. For statute of limitations purposes, receipt of a written demand for arbitration by the person or entity administering the arbitration shall constitute the institution of legal or equitable proceedings based on the Claim.

§ 15.4.2 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

§ 15.4.3 The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to the Agreement shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

§ 15.4.4 CONSOLIDATION OR JOINDER

§ 15.4.4.1 Either party, at its sole discretion, may consolidate an arbitration conducted under this Agreement with any other arbitration to which it is a party provided that (1) the arbitration agreement governing the other arbitration permits consolidation, (2) the arbitrations to be consolidated substantially involve common questions of law or fact, and (3) the arbitrations employ materially similar procedural rules and methods for selecting arbitrator(s).

§ 15.4.4.2 Either party, at its sole discretion, may include by joinder persons or entities substantially involved in a common question of law or fact whose presence is required if complete relief is to be accorded in arbitration, provided that the party sought to be joined consents in writing to such joinder. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent.

§ 15.4.4.3 The Owner and Contractor grant to any person or entity made a party to an arbitration conducted under this Section 15.4, whether by joinder or consolidation, the same rights of joinder and consolidation as the Owner and Contractor under this Agreement.

ARTICLE 16   SUPPLEMENTARY CONDITIONS

The “Supplementary Conditions” attached hereto as Rider “A” shall be deemed part of this Agreement and shall govern and control in the event of any conflict with the terms hereof.

EXHIBIT A

(NOT USED)

FOR THE AGREEMENT BETWEEN

PACIRA PHARMACEUTICALS, INC. AND DPR CONSTRUCTION, A GENERAL PARTNERSHIP

NOT USED

EXHIBIT B
CONTRACTOR’S FIXED RATES

for the Contract between
Pacira Pharmaceuticals, Inc. and DPR Construction
on Pacira - B1 45L Production Suite C Restart
DPR Job No. D1-A11035-00

1.             Labor Rates

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[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

The composite rates reflected above are fixed as stipulated rates by agreement of the Owner and DPR Construction and include all statutory fringes, benefits, payroll taxes, payroll insurance, and employee benefits. These composite fixed labor rates shall apply from January 1, 2012 thru

December 31, 2012. On January 1 of each subsequent year, these rates shall be increased by [**]% above the prior years rates.

2.             Equipment Rates:

Item	Weekly Rate	Monthly Rate
[**]	[**]	[**]
[**]	[**]	[**]

3.             Contractor’s Insurance Cost:

a)                                      Contractor’s Insurance for the Project is fixed at the stipulated rate of [**] Dollars ($[**].00) per thousand dollars of Contract Sum.

b)                                     Contractor’s “Subcontractor Pollution Liability Insurance” is a wrap-up Pollution Insurance (including mold) policy for those subcontractors who are unable to provide such insurance. The cost is fixed at the stipulated rate of [**]) per thousand dollars of each such enrolled subcontractor’s subcontract value.

4.             Contractor’s Bond Cost:

a)                                      Contractor’s cost to provide a Labor, Material and Performance Bond for the Project shall be fixed at the stipulated rate of Call if Applicable Dollars ($ ###) per thousand dollars of Contract Sum.

b)                                     Contractor’s cost to enroll all qualified Subcontractors into the Subguard Program for the Project is fixed at the stipulated rate of [**] per thousand dollars of Contract Sum.

The rates defined in this Exhibit are fixed as stipulated rates by agreement of the Owner and DPR Construction. Notwithstanding any language in the Contract Documents to the contrary, these fixed rates shall, when multiplied by actual, allowable units, constitute Cost of the Work, as that term is used in the Contract Documents, to calculate Contractor’s Contract compensation and/or Change Order pricing for each Labor, Equipment, Insurance and Bond classification item listed. Where Owner has the right under the Contract Documents to audit Contractor’s costs, such right with respect to these fixed rates shall be limited to auditing the quantity of allowable units, and verification that the appropriate Contract Labor, Equipment, Insurance and Bond rates are multiplied times the allowable units.

EXHIBIT C

LIST OF CONTRACT DOCUMENTS

FOR THE AGREEMENT BETWEEN

PACIRA PHARAMCEUTICALS, INC. AND DPR CONSTRUCTIONS, A GENERAL PARTNERSHIP

See Exhibit E, Section 5 for Document List.

EXHIBIT D

(NOT USED)

FOR THE AGREEMENT BETWEEN

PACIRA PHARMACEUTICALS, INC. AND DPR CONSTRUCTION, A GENERAL PARTNERSHIP

NOT USED

Exhibit E - Guaranteed Maximum Price (GMP)

PACIRA
pharmaceuticals

Pacira – B1 Suite C 45L Production Suite Restart

GMP Estimate 3.3 11/18/11

San Diego, California

DPR
CONSTRUCTION
DPR
Construction Inc.
WE EXIST TO BUILD GREAT THINGS

www.dprinc.com

November 18, 2011

Confidential Materials omitted and filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.  A total of 127 pages were omitted. [**]

Exhibit F - Payments

ARTICLE 12                                     PAYMENTS

§ 12.1 PROGRESS PAYMENTS

§ 12.1.1 Based upon Applications for Payment submitted to the Owner by the Contractor, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

§ 12.1.2 The period covered by each Application for Payment shall be one half of a calendar month ending on the fifteenth (15th) and the last day of the month.  The Contractor shall, during the week prior to the first and the fifteenth of each month, meet with the Owner (and/or other parties designated in writing by the Owner) to review and approve an itemized draft Application for Payment.  The approved draft will then be formalized into a final Application for Payment, and submitted to the Owner for payment.

§ 12.1.2.1 Some subcontractors may request special terms of payment which will be presented to the Owner for consideration and approval.  When approved, a Change Order will be issued to indicate the subcontractors involved and the agreed upon terms.

§ 12.1.3 The Owner shall promptly process the Application for Payment.  The amount approved in the Application for Payment shall be payable by Owner on or before the 10th business day following the date the application was submitted.

Payment shall be paid_via electronic transfer to:
Harris Bank
111 West Monroe Street
Chicago, IL 60603
Contact: Claudia Gamboa (312) 461-5499

For the account of:
DPR Construction,- A General Partnership
1450 Veterans Blvd.
Redwood City, CA 94063
Account No.  # [**]
Routing No.  071000288
Have the bank notify Rich Wong (650) 474-1450 ext. 5059 or Michele Leiva ext 5042

Job Name: Pacira - Suite C Precon
Job No: D1-A11035-00

§ 12.1.5 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents.  The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor’s Fee shall be shown as a single separate item.  The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Owner may require.  This schedule, unless objected to by the Owner, shall be used as a basis for reviewing the Contractor’s Applications for Payment.

§ 12.1.6 Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.  The percentage of completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed; or (2) the percentage obtained by dividing (a) the expense that has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

§ 12.1.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

.1                                      Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage of completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.  Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Section 7.3.9 of AIA Document A201-2007;

.2                                      Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work, or if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing;

.3                                      Add the Contractor’s Fee.  The Contractor’s Fee shall be computed upon the Cost of the Work at the rate stated in Section 5.1.1 or, if the Contractor’s Fee is stated as a fixed sum in that Section, shall be an amount that bears the same ratio to that fixed-sum fee as the Cost of the Work bears to a reasonable estimate of the probable Cost of the Work upon its completion;

.4                                      Subtract retainage of 10% on the amount completed and stored to date, except that (1) retainage shall not be withheld on Contractor’s General Conditions costs or Fee, subcontractors involving discounts, items of work performed by Contractor’s own forces, or where payment is made by Contractor on a net basis such as engineering, temporary services, purchase order items, refundable deposits, or where a lesser retention is required by law, and (2) if Contractor retains more than 10% from disbursements to be made to a Subcontractor, the payment by Owner shall be subject to a retainage in an equal amount;

.5                                      Subtract the aggregate of previous payments made by the Owner;

.6                                      Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Section 12.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner’s auditors in such documentation; and

§ 12.1.8 The Owner and the Contractor shall agree upon a (1) mutually acceptable procedure for review and approval of payments to Subcontractors and (2) the percentage of retainage held on

Subcontracts, and the Contractor shall execute subcontracts in accordance with those agreements.  The retainage requirements for subcontractors may be reduced where full retainage is no longer warranted.  In support of Contractor’s ‘Close As You Go’ policy, the Owner shall release retention for Subcontractors when their work has been completed in accordance with the Contract Documents and accepted by the Contractor, Architect and Owner.

§ 12.1.10 Invoices submitted on the first of the month are due on the 15th of that month and invoices submitted on the 15th of the month are due by the last day of the month..  The Owner has five (5) ) business days to notify Contractor if adjustments are requested in the Application for Payment.  Contractor them has three (3) business days to respond with corrections and payment to the Contractor remains due on the date shown.

§ 12.1.11 Contractor shall submit all applications for payment electronically to Pacira’s electronic accounts payable system.

§ 12.1.12 Pacira may, at its choosing, review and approve contractors application for payment without the Architect’s certification.

§ 12.2 FINAL PAYMENT

§ 12.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when

.1                                      the Contractor has fully performed the Contract except for the Contractor’s responsibility to correct Work as provided in Section 12.2.2 of AIA Document A201-2007, and to satisfy other requirements, if any, which extend beyond final payment;

.2                                      the Contractor has submitted a final accounting for the Cost of the Work and a final Application for Payment; and

§ 12.2.2 If the Owner so elects to audit the project accounting, the Owner’s auditors will review and report in writing on the Contractor’s final accounting within twenty (20) days after delivery of the final accounting to the Owner by the Contractor.  Based upon such Cost of the Work as the Owner’s auditor’s report to be substantiated by the Contractor’s final accounting, and provided the other conditions of Section 12.2.1 have been met, the Owner will, within ten (10) business days after receipt of the written report of the Owner’s auditors, either issue to Contractor Final Payment, or notify the Contractor in writing of the Owner’s reasons for withholding a certificate as provided in Section 9.5.1 of the AIA Document A201-2007.  The time periods stated in this Section 12.2.2 supersede those stated in Section 9.4.1 of the AIA Document A201-2007.

§ 12.2.3 If the Owner’s auditor’s report the Cost of the Work as substantiated by the Contractor’s final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to request mediation of the disputed amount without seeking an initial decision pursuant to Section 15.2 of A201-2007.  A request for mediation shall be made by the Contractor within 30 days after the Contractor’s receipt of a copy of the Owner’s auditor’s report.  Failure to request mediation within this 30-day period shall result in the substantiated amount reported by the Owner’s auditors becoming binding on the Contractor.  Pending a final resolution of the disputed amount, the Owner shall pay the Contractor the amount of the Final Application for Payment.

§ 12.2.4 The Owner’s final payment to the Contractor shall be made no later than 30 days after the issuance of the Contractor’s Final Application for Payment unless there is a dispute based upon the Owner’s Auditor’s report.  In such case, all undisputed amounts will be paid to the contractor within ten (10) business days and a resolution for the reaming balance will be pursued per Section 12.2.3.

§ 12.2.5 If, subsequent to final payment and at the Owner’s request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor’s Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price.

§ 12.3 For all work that the Contractor has received payment from the owner, Contractor shall not suffer or permit any laborer’s, materialmen’s, mechanic’s, or other similar liens to be filed or otherwise imposed on any part of the Work or the property on which the Work is performed.  If any such laborer’s, materialmen’s, mechanic’s, or other similar lien or claim thereof is filed or otherwise imposed against the Property, then Contractor, within ten (10) days of the filing of such lien or other imposition thereof, shall cause such lien to be released or otherwise discharged.  If Contractor fails to cause such lien either to be released or discharged within said ten (10) day period, then, without limiting any other rights or remedies of Owner hereunder, under the Contract Documents or at law or in equity, Owner shall have the right to deduct 150% of the amount of the lien claim from the next progress payment until Contractor shall have caused such lien to be released or discharged.  Without limiting the foregoing, so long as Owner is not in default with respect to payment of any amounts due to Contractor hereunder, the Contractor shall indemnify, defend and hold harmless Owner from all claims, losses, demands, causes of action or suits of whatever nature arising out of any such lien or that part of the Work covered thereby.  The provisions of this section do not apply to any work that the owner has failed to make payment to the Contractor, whether or not there is a dispute associated with the claimed amount due, provided, however, that that if a dispute is resolved in Owner’s favor, then Contractor shall reimburse any and all costs incurred by Owner in connection with causing any related liens to be removed, released, bonded over or otherwise discharged, including, without limitation, all attorneys’ fees and costs.

§ 12.4 In each Application for Payment the Contractor shall certify as to Subcontractors as follows: “There are no known mechanics’ or materialmen’s liens outstanding as of the date hereof, all due and payable bills with respect to the Work have been paid to date through the date of the prior Application for Payment and waivers from all subcontractors and materialmen for which payment was made from the last advance made by the Owner have been obtained,” it being understood that such lien waivers may be conditioned upon receipt by the applicable subcontractors and materialmen of payment from such last advance if the last month’s advance has not been made as of the tenth (10th) business day before the date Contractor submits such Application for Payment.

§ 12.5 FINAL COMPLETION AND FINAL PAYMENT.  In addition to the conditions to final payment set forth in Article 9 of the General Conditions, the Contractor shall submit the following to Owner before either final payment or any remaining retained percentage shall become due and payable: (1) complete and accurate “as built” drawings, records and related data, (2) all guaranties and warranties to which the Owner is entitled hereunder, (3) all permits, licenses, approvals, certificates and authorizations (collectively, “Governmental Approvals”)

required by any authority having jurisdiction, (provided that such Governmental Approvals shall not be a condition precedent to Final Payment when the inability to obtain same is due solely to the fault or neglect of a party other than Contractor), (4) a project specific release of the Owner with respect to payment obligations on the contract from the Contractor, (5) all Subcontractor and vendor final lien releases, and (6) satisfactory proof that all claims, including taxes growing out of the Work to be performed hereunder and any liens growing out of the same which have been filed or recorded, have been released.

AIA® Document A201TM — 2007

General Conditions of the Contract for Construction

Rider “A”

SUPPLEMENTARY CONDITIONS

The following Supplementary Conditions modify, change, delete from or add to the “General Conditions of the Contract for Construction” AIA Document A201 — 2007 (“General Conditions”).  Where apparent conflicts occur between these Supplementary Conditions and the provisions of the General Conditions, these Supplementary Conditions shall govern and control.

1.                                       The following is added as Paragraph 3.2.5:

The Contractor represents that it has had adequate access to the job site and building area in which the Work is to be performed, it has satisfied itself as to the nature and location of the Work, including any possible reasonably observable obstructions, the equipment and facilities needed for the execution of the Work, and all other reasonably observable matters which can in any way affect the Work or cost thereof, and that it has studied the Contract Documents and all other documents relating to, or which may influence, the Work.

2.                                       The following is added as Paragraph 3.4.4:

In connection with the Work, the Contractor shall cause all manufactured articles, materials and equipment to be applied, installed, connected, erected, used, cleaned and conditioned as directed by the respective manufacturers, unless otherwise specified.

3.                                       The following is added as Paragraph 3.4.5:

In the event that it is necessary for Contractor to stockpile or to store quantities of materials or equipment on the job site, Contractor shall inform Owner of such necessity and Owner shall offer reasonable available space, if any, for storage of such materials or equipment, and Contractor shall be provided with keys to said storage area, if appropriate.  Contractor shall use said space only for such purpose.  Owner shall not be responsible to Contractor for loss of or damage to said material or equipment for any cause whatsoever, except where such loss or damage is covered by the property insurance provisions of the Contract.  Combustible materials shall be sealed, kept, and watched over in strict

ADDITIONS AND DELETIONS: The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

compliance with all Federal, State and City laws, rules, ordinances and regulations, and the directions and requirements of any insurance body or insurance carrier covering Contractor, Owner, the Premises or any part of the contents thereof.  All permits, licenses and certificates required by law in connection with materials stored on the premises shall be kept on the premises and shall be open to inspection by Owner at all times. Contractor will not, without the prior consent of the Owner, store or maintain any explosive, dangerous, or hazardous materials (including environmentally hazardous materials) on the premises.

4.                                       The following is added as Paragraph 3.4.6:

Notwithstanding anything contained herein to the contrary, all material delivered to the job site shall be unconditionally owned by Contractor at the time of delivery and shall be free of the lien or claim of any third party, for which materials Owner has made or shall make payment to the Contractor.

5.                                       The following is added as Paragraph 3.5.1:

If any warranty shall be given by any manufacturer, installer, supplier, subcontractor, or by any other person involved in any manner or performing any work in relation to the Project to the Contractor or to any Subcontractor, whether such warranty is required by this Contract or otherwise, the Contractor or such Subcontractor hereby agrees unconditionally to assign all rights under such warranty to Owner.  The Contractor or Subcontractor agrees to deliver a written assignment of such warranty and all other evidence of such warranty to Owner.  Notwithstanding anything to the contrary, any warranty which shall be longer than the one (1) year warranty granted by a Contractor to Owner as provided in this Paragraph 3.5.2 shall remain in full force and effect and shall not be shortened by this paragraph or any other clause in this Agreement.

6.                                       The following is added to Paragraph 3.7.1:

No portion of the Work shall be performed unless and until:

(x)                                   All permits required for the performance of the Work will have been obtained and will be in full force and effect; and

(y)                                 Any prior portion of the Work, which must be or customarily is Inspected by a governmental or insurance representative and the inspection of which would be made impossible or impractical by the performance of the portion of the Work to be performed, shall have been inspected.

The following is added to Paragraph 3.7.4:

In the event any violations are placed upon the premises by any public authority as a result of or in connection with the Work, the Contractor shall be solely responsible therefor and shall bear all costs attributable thereto.  Final payment, in

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an amount at least sufficient to correct such violations as determined by the Architect, shall be withheld until all such violations are cured of record.  In addition, Contractor shall indemnify Owner for all damage, cost and expense arising from such violations, including but not limited to reasonable attorneys’ fees.  In the event Contractor fails to cure such violations of record within a reasonable time, Owner may cause such violations to be cured and, upon demand, Contractor shall pay Owner the costs incurred in such cure, including reasonable attorneys’ fees.  The above is exclusive of C of O, previous violations or errors and omissions by Architect or other third party.

7.                                       The following is added as Paragraph 3.15.1.1.:

Contractor shall obtain all applicable approvals and permits required for the placement of a dumpster on the premises.  The location of the dumpster shall be subject to Owner’s approval.

8.                                       The following is added as Paragraph 3.18.3.

If any claim or demand is made against Owner or Architect arising out of or caused by any act or omission of Contractor, its subcontractors, agents and/or employees during the progress of the Work, Owner may, in its sole discretion, withhold payments to Contractor up to the amount of the claim or demand being asserted plus estimated costs and legal fees.  Notwithstanding the preceding sentence, to the extent any such claims are covered by insurance ~~and-the insuranc~~e ~~carrier acknowledges without-r~~e~~s~~e~~rvation that it will d~~e~~f~~e~~nd such claims and pay any judgm~~e~~nts or s~~e~~ttlements ari~~s~~ing in connection therewith,~~ Owner shall not withhold payments.  Any payments that are withheld in accordance with this paragraph will not affect Contractor’s obligations to complete performance under this Contract.  To the extent that Owner has not withheld payments, Contractor shall refund to Owner and Architect all monies that Owner or Architect may be compelled to pay in satisfying such claims and/or liabilities including all costs and reasonable legal fees.  Contractor shall exercise proper care and caution so as to avoid accident or injury to persons and property and shall adopt and carry out any reasonable suggestions of Owner or Architect in an effort to ensure safety.

9.                                       The following is added to Paragraph 6.2.4:

Should the Contractor cause damage to the Work or property of any separate contractor, the Contractor shall upon due notice promptly attempt to settle with such other contractor by agreement, or otherwise to resolve the dispute.  If such separate contractor sues or initiates an arbitration proceeding against the Owner on account of any damage alleged to have been caused by the Contractor, the Owner shall notify the Contractor, who shall defend such proceedings at the Contractor’s expense, and if any judgment or award against the Owner arises therefrom the Contractor shall pay or satisfy it and shall reimburse the Owner for

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all reasonable attorneys’ fees and court or arbitration costs which the Owner has incurred.

10.                                 The following is added to Exhibit F - Payments.

Each Application for Payment shall be in the form of AIA Document G702 “Application and Certificate for Payment,” supported by Contractor’s completed payment schedule form.

The submission of an Application for Payment shall constitute representations by Contractor to the Owner, that (1) the Work has progressed to the point indicated; (2) the quality of the Work is in accordance with the Contract Documents; (3) Contractor is entitled to payment in the amount certified; (4) Contractor has supervised the Work in accordance with the terms of the Contract Documents; (5) all documents and other data submitted by Contractor in order to substantiate Contractor’s right to payment are true and correct; (6) all monies previously paid on account of the Contract Sum have been applied in accordance with the Contract Documents and in full compliance with any applicable law, including California lien laws.

11.                                 The following is added to Exhibit F - Payments:

In the event that, at any time, there shall be evidence of any lien or claim for Work or material furnished in the performance of the Work which, if established, could be an encumbrance upon the property upon which said Work is to be performed or for which Owner is or may become liable, Owner shall have the right to retain out of any payment then due or to become due to Contractor the full amount of the lien or claim except to the extent such lien or claim was due to the non-payment of an undisputed amount by Owner to the Contractor.  If any such claim or lien is asserted after all payments hereunder have been made, or should the amount owed to Contractor be insufficient to completely indemnify and defend Owner from and against any such claim or lien, Contractor shall refund to Owner the sums that Owner was compelled to pay in discharging such lien or satisfying such claim, including but not limited to reasonable legal, accounting and engineering fees, or Contractor shall bond such liens or claims.  In the event that any lien shall be filed during the course of the Work, Contractor shall discharge same by bonding or in any other manner provided by law, within five (5) days from the date of filing thereof.  In the event that Contractor shall fail or refuse to so discharge such lien, Owner shall have the right to cause the same to be removed by bonding or by payment, and the entire cost incurred by Owner in so doing, including reasonable legal and accounting fees, shall be deducted from the Contract Price.

12.                                 The following is added to Exhibit F - Payments:

Before each progress payment, other than the final payment, shall be deemed earned or payable, Contractor and each Subcontractor and supplier shall execute

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and deliver to Owner a waiver of lien in form reasonably acceptable to Owner with respect to the payments made by Owner pursuant to the previous Certificate for Payment.  Before the final payment shall be deemed earned and payable, Contractor and each Subcontractor and supplier shall execute and deliver to Owner a waiver of lien in form reasonably acceptable to Owner.  Notwithstanding anything to the contrary in this Contract, Contractor shall not be obligated to execute unconditional waivers and releases of liens for amounts that have not yet been paid.

13.                                 Paragraph 11.1.1 in the Contract is deleted and the following is added as Paragraph 11.1.1:

The Contractor shall purchase from and maintain in a company or companies with a Best Rating of A, X or better lawfully authorized to do business in the jurisdiction in which the Project is located such insurance as will protect the Contractor and the Owner from claims set forth below caused by the Contractor’s or the Owner’s operations and completed operations under the Contract and for which the Contractor or Owner may be legally liable, whether such operations be by the Contractor or by a Subcontractor or anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable.

Paragraphs 11.1.1.1 through 11.1.1.8 in the Contract shall remain unchanged.

14.                                 The following is added as Paragraph 11.1.1.9:

All coverages required under subsection 11.1.1 shall be written on an occurrence basis, by companies authorized ~~licensed~~ to do business in the State of California and otherwise acceptable to Owner for not less than the limits of liability set forth below:

A.                                   Worker’s Compensation and Statutory Employers Liability: Statutory Limits

B.                                     Commercial General Public Liability: Including, but not limited to, Premises Operation, bodily injury, personal injury, death, explosion, collapse, subsidence, underground hazard independent contractors, products and completed operations, contractual liability and broad form property damage coverage in a combined single limit amount of not less than $10,000,000.

C.                                     Automobile Liability: Per Person/Per Accident ~~Occurr~~e~~nce~~: Bodily Injury: $1,000,000/$1,000,000

D.                                    Products and Completed Operations Insurance shall be maintained for a minimum period often (10) years after final payment and Contractor shall continue to provide evidence of such coverage to Owner on an annual basis during the aforementioned period.

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Contractor shall ensure that all tiers of their Subcontractors shall procure and maintain insurance in like form as required by the Contract and these Supplementary Conditions.

15.                                 Paragraph 11.1.3 in the Contract is deleted in its entirety and the following is added as Paragraph 11.1.3:

Before an exposure to loss may occur, the Contractor shall file with the Owner a copy of each endorsement evidencing coverage for Owner under Contractor’s policy that includes insurance coverages required by these Supplementary Conditions.  Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project.  Each policy shall contain a provision that the policy will not be canceled or allowed to expire, and that its limits will not be reduced, until at least 30 days’ prior written notice has been given to the Owner.  If the Contractor has not provided acceptable evidence of property insurance coverage required herein before exposure to a covered loss may occur, then the Owner may obtain such coverage and by appropriate Change Order the cost thereof shall be charged to the Contractor.  If adequate coverage is later obtained by Contractor, then the Owner may terminate any such insurance so obtained.

16.                                 Paragraph 11.1.4 in the Contract is deleted in its entirety and the following is added as Paragraph 11.1.4:

Original or duplicate ~~original policies~~ endorsements of insurance acceptable to the Owner which specifically set forth evidence of all coverage required hereunder, and copies of all endorsements that are subsequently issued, shall be delivered by Contractor to the Owner prior to the commencement of the Work.  Contractor shall not, by its actions or inactions, cause any insurance policies to be canceled or permit them to lapse prior to the issuance of the Final Certificate of Completion for the Work and all insurance policies shall include clauses to the effect that (i) the policy shall not be canceled, ~~changed &~~ non-renewed or coverage thereunder reduced until at least thirty (30) days (except ten (10) days for non-payment of premium) after Owner, ~~Architect and any mortgagee whose name and addr~~e~~ss has been provided~~-~~to~~-~~the insurer have~~ received written notice thereof; (ii) the act or omission of the named insured or any additional insured will not invalidate the policy as to the other additional insureds; and (iii) such insurance shall be primary and noncontributory.  Specific arrangements can be made to view copies of policies at the local DPR office.

17.                                 The following is added as Paragraph 11.1.5:

All insurance required hereunder shall be written, unless specified otherwise herein, without the inclusion of any defense costs within the limits of liability per job, and shall name Owner, Architect, and each of the aforesaid parties’ agents, officers and employees and, upon notice from Owner, any mortgagee, as additional insureds thereunder.

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In the event of the failure of Contractor to furnish and maintain any of the insurance required pursuant to this Contract, Owner shall have the right at its option to terminate this Contract for cause, as provided for in Paragraph 14.2.1 or to take out and maintain such insurance for and in the name of Contractor, and Contractor agrees to pay the cost thereof and to furnish all necessary information to permit Owner to take out and maintain such insurance for the account of Contractor.  Compliance by Contractor with the foregoing requirements to carry insurance and furnish ~~policies~~ endorsements shall not relieve Contractor from liability assumed under any provision of this Contract.

18.                                 The following is added as Paragraph 11.1.6:

The insurance required by this Paragraph 11, at the option of Contractor, may be effected by blanket and/or umbrella policies issued to Contractor covering the Premises, provided that the policies otherwise comply with the provisions of this Paragraph 11 and allocate to the Premises the coverage specified herein, without possibility of reduction or coinsurance by reason of, or damage to, any other premises named therein.

19.                                 Paragraph 11.3.1.1.1.1 delete the following portion of final sentence “and agrees to indemnify the Contractor from any and all such claims”

20.                                 Paragraph 11.3.1.2 the following sentence is to be added to the end of the paragraph “Contractor to provide Owner with written notice of its intent to purchase such insurance and shall allow fifteen (15) business days to review the insurance quote and coverages and to cure if Owner so desires.”

21.                                 Paragraph 11.3.3 delete “however caused” and replace with “not caused by Contractor”

22.                                 Paragraph 11.3.5 is deleted in its entirety.

23.                                 Paragraph 11.3.7 is deleted in its entirety.

24.                                 Paragraph 11.3.10 is deleted in its entirety and the following is added as Paragraph 11.3.10:

The Owner shall have power to adjust and settle all losses with its insurers.  Should Contractor have an insurable interest in the loss or losses, then Owner shall act as Contractor’s fiduciary solely with respect to such insurable interest and shall consult with Contractor and obtain Contractor’s approval of any adjustment in which Contractor has an insurable interest, which approval shall not be unreasonably withheld.  Any disputes shall be resolved as provided in Sections 15.3 and 15.4.  The Owner shall, in the case of arbitration, make settlement with insurers in accordance with directions of the arbitrators.  If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

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25.                                 The following is added as Paragraph 11.6:

WAIVERS OF SUBROGATION

The Owner and Contractor waive all rights of subrogation against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect’s consultants, separate contractors described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by insurance obtained pursuant to the Contract or these Supplementary Conditions, except such rights as they may have to any insurance proceeds maintained by any of them.  The Owner or Contractor, as appropriate, shall require of the Architect, Architect’s consultants, sub-contractors, and sub-subcontractors separate contracts described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of any of other parties enumerated herein.  The policies shall provide such waivers of subrogation by endorsement or otherwise.  A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the loss.

26.                                 The following is added as Paragraph 11.7:

The Owner acknowledges that the Contractor will not provide Professional Errors and Omissions Insurance as the Contractor in his role of Contractor is not acting as an Architect or other design professional.  Professional Liability Insurance in forms and amounts acceptable to the Owner shall be carried if the Contractor is to provide design services to the project.  Evidence of coverage in the form of a policy endorsement shall be provided to the Owner prior to the start of work.

27.                                 The following is added as Paragraph 11.8:

Builders Risk deductibles shall not exceed $10,000 except where only higher deductibles are available for select perils such as earthquake, flood, windstorm, etc. and shall be the responsibility of the Owner except to the extent a covered loss is due to the negligence or willful misconduct of the Contractor.

28.                                 The following is added as Paragraph 11.9:

The Contractor shall have the right to provide subcontractor default insurance or employ other means to protect the Contractor form subcontractor default.

29.                                 The following is added as Paragraph 11.10:

The Owner shall be responsible for purchasing and maintaining the Owner’s usual liability insurance.

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30.                                 Notwithstanding the provisions of Paragraph 13.3, all notices hereunder shall be given by personal messenger or courier delivery, by facsimile transmission, by overnight or express mail service or by mailing certified, return receipt requested, addressed to Contractor, Architect or to Owner at the addresses set forth on the first page of the Standard Form Agreement.

31.                                 The following is added as Paragraph 13.8:

Contractor warrants that it shall employ sufficient workers at the site to complete the Work in a timely manner.

32.                                 The following is added as Paragraph 13.9:

For all Work done by Contractor in connection with this Contract, Contractor warrants that any and all materials used shall be equal to or superior in quality to the materials and standards required by the Contract Documents.

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